Exhibit 4.1

FIRST NLC SECURITIZATION, INC.,

as Depositor

FIRST NLC FINANCIAL SERVICES, LLC,

as Seller

[ - ],

as Servicer

[ - ],

as Securities Administrator and as Master Servicer

and

[ - ],

as Trustee

POOLING AND SERVICING AGREEMENT

Dated as of                     , 200

First NLC Trust 200  -

Mortgage-Backed Certificates, Series 200  -

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EXHIBITS

Exhibit A	Information Fields for ML Schedule
Exhibit B	Contents of each Mortgage File
Exhibit C	Form of Request for Release
Exhibit D	Form of Realized Gains and Losses
Exhibit E	Standard Layout for Monthly Defaulted Loan Report
Exhibit F	Credit Reporting Procedure
Exhibit 1122	Servicing Criteria
Exhibit SOX	Sarbanes Oxley Certificate
Exhibit G-1	Form of Class A Certificate
Exhibit G-2	Form of Class M Certificate
Exhibit G-3	Form of Class C Certificate
Exhibit G-4	Form of Class P Certificate
Exhibit G-5	Form of Class R Certificate
Exhibit G-6	Form of Class RX Certificate
Exhibit H	Form of Transferor Certificate
Exhibit I-1	Form of Investment Letter (Non-Rule 144A)
Exhibit I-2	Form of Investment Letter (Rule 144A)
Exhibit J	Form of Benefit Plan Affidavit
Exhibit K	Form of Residential Transfer Affidavit
Exhibit L	Form of Residual Transferee Agreement

SCHEDULES

Schedule A	Mortgage Loan Schedule
Schedule B	Representations and Warranties in respect of the Mortgage Loans
Schedule C	LIBOR Calculation

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This POOLING AND SERVICING AGREEMENT, dated as of                         , 200  , is by and among FIRST NLC SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), FIRST NLC FINANCIAL SERVICES, LLC., a Florida limited liability company, as seller (the “Seller”), [ - ], a [national banking association], as servicer (the “Servicer”), [ - ], a [national banking association], as securities administrator (the “Securities Administrator”) and as master servicer (the “Master Servicer”), and [ - ], a [national banking association], as trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Seller seeks to sell to the Depositor and the Depositor seeks to purchase from the Seller all of the right, title and interest of the Seller in certain adjustable-rate first [and second] lien mortgage loans and fixed-rate first [and second] lien mortgage loans identified in Schedule A hereto on a servicing-released basis pursuant to this Agreement;

WHEREAS, the Seller will make representations and warranties as set forth herein with respect to the Mortgage Loans and will assign to the Depositor certain representations and warranties that the Seller has received with respect to such Mortgage Loans;

WHEREAS, at the Closing Date the Depositor will be the owner of the Mortgage Loans and the other property being conveyed and assigned by it to the Issuing Entity hereunder for inclusion in the Trust Fund on the Closing Date;

WHEREAS, on the Closing Date, the Depositor will transfer to the Issuing Entity the Mortgage Loans and the other property constituting the Trust Fund, and the Issuing Entity will issue the Certificates evidencing the entire interest in the Issuing Entity;

WHEREAS, the Depositor will receive the Certificates in consideration for the Mortgage Loans and other property being conveyed and assigned by it to the Issuing Entity and will sell the Certificates to various purchasers.

WHEREAS, the Servicer is willing to service the Mortgage Loans for the benefit of the Issuing Entity;

WHEREAS, the Master Servicer is willing to master service the Mortgage Loans for the benefit of the Issuing Entity;

WHEREAS, the Securities Administrator is willing to provide certain services and reports with respect to the Certificates; and

WHEREAS, the descriptions of REMIC I, REMIC II, REMIC III and REMIC IV that follow are part of the Preliminary Statement.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Reserve Account, the Non-Mortgagor Prepayment Premium Payment Amount and the Cap Agreement) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class R-I Interest will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Uncertificated REMIC I Regular Interests. None of the Uncertificated REMIC I Regular Interests will be certificated.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Balance		Latest Possible Maturity Date(1)
LTAA	Variable(2)	$		[ - ]
LTA	Variable(2)	$		[ - ]
LTM1	Variable(2)	$		[ - ]
LTM2	Variable(2)	$		[ - ]
LTZZ	Variable(2)	$		[ - ]
LTP	Variable(2)		$100.00	[ - ]

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.
(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

REMIC II

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial Certificate Principal Balance or Uncertificated Principal Balance, as the case may be and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the Classes of Certificates and Uncertificated REMIC II Regular Interests. The Class A Certificates and Class M Certificates will be certificated. The Class C Interest and the Class P Interest will not be certificated.

Designation	Pass-Through Rate	Initial Certificate Principal or Uncertificated Principal Balance		Latest Possible Maturity Date(1)
Class A Certificate	Variable(2)	$		[ - ]
Class M-1 Certificate	Variable(2)	$		[ - ]
Class M-2 Certificate	Variable(2)	$		[ - ]
Class C Interest	Variable(3)	$		[ - ]
Class P Interest	N/A(4)		$100.00	[ - ]

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC II and each Uncertificated REMIC II Regular Interest.
(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)	The Class C Interest (i ) will have an initial Uncertificated Principal Balance equal to $ and (ii) will bear interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time. The Class C Interest will not accrue interest on its Uncertificated Principal Balance.
(4)	The Class P Interest will not accrue interest.

REMIC III

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class RX-III Interest represents the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for the Class C Certificates that represents a “regular interest” in REMIC III created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class C Certificate	Variable(2)	$	[ - ]

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class C Certificates.
(2)	The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC IV

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” The Class RX-IV Interest represents the sole class of “residual interests” in REMIC IV for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and initial Certificate Principal Balance for the Class P Certificates that represents a “regular interest” in REMIC IV created hereunder:

Class Designation	Pass-Through Rate	Initial Certificate Principal Balance	Latest Possible Maturity Date(1)
Class P Certificate	N/A(2)	$100.00	[ - ]

(1)	Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for the Class P Certificates.
(2)	The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.1.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage loan master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer, and in accordance with the applicable state, local and federal laws, rules and regulations.

Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder:

(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans, or (ii) held in the Servicer’s own portfolio, whichever standard is higher;

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Issuing Entity or any Person to which the Mortgage Loans may be transferred by the Issuing Entity;

(c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligations of the Servicer to make Monthly Advances and Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Servicer or any of its affiliates has extended to any mortgagor; and

(d) in accordance with the applicable state, local and federal laws, rules and regulations.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with a party hereto or an Affiliate thereof.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

Adjusted Net Mortgage Rate: With respect to each Mortgage Loan, a rate equal to the per annum Mortgage Rate less the sum of the (i) Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance: Any Monthly Advance or Servicing Advance.

Adverse REMIC Event: As defined in Section 14.1(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (i) the Principal Proceeds and (ii) the Overcollateralization Release Amount.

Agreement: This Pooling and Servicing Agreement, including all exhibits and schedules hereto, and all amendments or supplements hereto.

Applied Loss Amount: As defined in Section 10.6(a).

Appraised Value: With respect to any Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (b) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan or a Mortgage Loan that was not originated in connection with the borrower’s purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.

Assessment of Compliance: As defined in Section 5.1.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties in the same jurisdiction, if permitted by law.

Attestation Report: As defined in Section 5.1.

Available Funds: For each Distribution Date, the sum of the Principal Proceeds and the Interest Proceeds for such Distribution Date.

Backup SOX Certification: As defined in Section 5.3.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Benefit Plan Affidavit: An affidavit in substantially the form attached hereto as Exhibit J.

Book-Entry Certificates: Each Class of Certificates other than the Class C, P, R and RX Certificates.

Business Day: Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of [ - ] and [ - ] are authorized or obligated by law or executive order to be closed.

Cap Agreement: The agreement entered into by and between the Trustee and the Cap Provider, dated as of [ - ], providing for certain payments to be made to the Securities Administrator on behalf of the Issuing Entity.

Cap Payment: The aggregate of all payments received by the Securities Administrator from the Cap Provider on a Distribution Date pursuant to the Cap Agreement.

Cap Provider: [ - ]

Certificate: Any one of the mortgage-backed certificates issued pursuant to this Agreement executed by the Trustee in substantially the forms attached hereto as Exhibit G-1, Exhibit G-2, Exhibit G-3, Exhibit G-4, Exhibit G-5 and Exhibit G-6.

Certificate Principal Balance: With respect to any Class of Certificates other than the Class C, R and RX Certificates and any Distribution Date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal balance of such Class of Certificates as of the Closing Date minus the sum of (a) all distributions of principal previously made with respect that Class of Certificates and (b) all Applied Loss Amounts previously allocated to that Class of Certificates and increased by any Subsequent Recoveries allocated to such Class for previous Distribution Dates. With respect to each Class C Certificate as of any Distribution Date, the Percentage Interest evidenced by such Certificate times the Uncertificated Principal Balance of the Class C Interest. For purposes of Article VIII hereof, unless specifically provided to the contrary, the Certificate Principal Balance shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such Distribution Date.

Certificateholder or Holder: With respect to a Book-Entry Certificate, the beneficial owner of such Book-Entry Certificate, and with respect to a Definitive Certificate, the Holder of such Definitive Certificate and in whose name a Certificate is registered in the Certificate Register.

Certificate Registrar The Person appointed to maintain the Certificate Register.

Certificate Register: The register maintained pursuant to Section 11.2.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement. In the case of the REMIC Regular Interests, the term “Class” refers to such REMIC Regular Interests having the same designation as set forth in the Preliminary Statement.

Class A Certificates: The First NLC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class A Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of its related Net WAC Cap Carryover Amount.

Class C Certificates: The First NLC Trust 200_-_ Mortgage-Backed Certificates, Series 200_-_, Class C Certificates having an initial Certificate Principal Balance, a Notional Amount and associated Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC III, and (ii) the obligation to pay the Net WAC Cap Carryover Amount.

Class C Distributable Amount: With respect to any Distribution Date and the Class C Interest, the sum of (i) the interest accrued on such Class C Interest at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of Net WAC Cap Carryover Amounts paid pursuant to Section 10.5(a)(iii)(E), (ii) any remaining Aggregate Overcollateralization Release Amounts and (iii) the aggregate of amounts remaining in the Reserve Account after the distributions in Section 10.5(a)(iii)(D), as specified in Section 10.2(b)(i) - (v). With respect to the Class C Certificate, 100% of the amount distributed to the Class C Interest.

Class C Interest: An uncertificated interest in the Trust Fund representing the right to distributions as set forth herein and evidencing (i) a Regular Interest in REMIC II and (ii) the obligation to pay the Net WAC Cap Carryover Amount.

Class M Certificates: The Class M-1 and M-2 Certificates.

Class M Interests: The Class M-1 Interest and the Class M-2 Interest.

Class M-1 Certificates: The First NLC Trust 200  -   Mortgage-Backed Certificates, Series 200  -  , Class M-1 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing (i) a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of its related Net WAC Cap Carryover Amount.

Class M-1 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately [ - ]% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) [ - ]% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class M-2 Certificates: The First NLC Trust 200  -   Mortgage-Backed Certificates, Series 200  -  , Class M-2 Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and (i) representing a Regular Interest in REMIC II and (ii) the right to receive amounts in respect of its related Net WAC Cap Carryover Amount.

Class M-2 Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the sum of (i) the aggregate Certificate Principal Balances of the Class A and M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class Principal Distribution Amount for the Class M-1 Certificates on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (A) approximately [ - ]% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (A) [ - ]% and (B) the Cut-off Date Balance of the Mortgage Loans.

Class P Certificates: The First NLC Trust 200  -   Mortgage-Backed Certificates, Series 200  -  , Class P Certificates having an initial Certificate Principal Balance and Pass-Through Rate as set forth herein and representing a Regular Interest in REMIC IV.

Class P Interest: An uncertificated interest in the Trust Fund representing the right to distributions as set forth herein and evidencing a Regular Interest in REMIC II.

Class Principal Distribution Amount: With respect to each Distribution Date, each of the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount for such Distribution Date, as applicable.

Class R Certificates: The First NLC Trust 200  -   Mortgage-Backed Certificates, Series 200  -  , Class R Certificates representing the Residual Interest in each of REMIC I and REMIC II.

Class R-I Interest: The uncertificated Residual Interest in REMIC I.

Class R-II Interest: The uncertificated Residual Interest in REMIC II.

Class RX Certificates: The First NLC Trust 200  -   Mortgage-Backed Certificates, Series 200  -  , Class RX Certificates representing the Residual Interest in each of REMIC III and REMIC IV.

Class RX-III Interest: The uncertificated Residual Interest in REMIC III.

Class RX-IV Interest: The uncertificated Residual Interest in REMIC IV.

Clean-up Call: The termination of the Issuing Entity in connection with the purchase of the Mortgage Loans pursuant to Section 13.1.

Closing Date: [ - ].

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the lesser of (a) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (b) the amount of the Servicing Fee actually paid to, or retained by, the Servicer in respect of such Distribution Date.

Compliance Statement: As defined in Section 5.2.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Control: The meaning specified in Section 8-106 of the UCC.

Corporate Trust Office: With respect to:

(a) the Securities Administrator, the principal corporate trust office at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office, at the date of the execution of this Agreement, is located at [ - ], or at such other address as the Securities Administrator may designate from time to time by notice to Certificateholders, the Trustee, the Depositor, the Seller, the Master Servicer and the Servicer; provided, however, that with respect to the Securities Administrator and presentment of the Certificates for registration of transfer, exchange or final payment: [ - ]; and

(b) the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of execution of this Agreement is located at [ - ], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Securities Administrator, the Depositor, the Seller, the Master Servicer and the Servicer.

Corresponding Class: The following chart illustrates the Corresponding Classes of Uncertificated REMIC I Regular Interests, Uncertificated REMIC II Regular Interests and Certificates:

Uncertificated REMIC I Regular Interest	Uncertificated REMIC II Regular Interest	Class of Certificates
LTA	N/A	Class A Certificate
LTM1	N/A	Class M-1 Certificate
LTM2	N/A	Class M-2 Certificate
LTP	Class P Interest	Class P Certificate
N/A	Class C Interest	Class C Certificate

Cumulative Realized Losses: The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date, as reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date.

Cumulative Realized Loss Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (b) the aggregate Cut-off Balance of the Mortgage Loans.

Current Interest: With respect to any Distribution Date and each Class of Certificates (other than the Class C, Class P, Class R and Class RX Certificates), the amount of interest, calculated in accordance with Section 1.3, accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Balance immediately prior to such Distribution Date.

Custodial Account: The account or accounts established and maintained pursuant to Section 4.5 hereof.

Custodian: [ - ], or its successor in interest or assigns.

Cut-off Date: [ - ].

Cut-off Date Balance: The aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a physical certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 11.2(e).

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

Delinquency Rate: For any Due Period, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of the preceding calendar month, and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans as of the close of business on the last day of such calendar month.

Depositor: First NLC Securitization, Inc., a Delaware corporation, or its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act as amended.

Determination Date: With respect to any Distribution Date, the Business Day preceding the Servicer Remittance Date.

Disqualified Organization: (a) The United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (b) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (c) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; (d) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; (e) any “electing large partnership”; or (f) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Distribution Account: The separate account established and maintained pursuant to Section 10.1.

Distribution Date: The      day of each calendar month or if the [ - ] day is not a Business Day, the next succeeding Business Day, commencing in [ - ].

Distribution Date Report: As defined in Section 5.5.

Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to any Distribution Date and a Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs (or the day following the Cut-off Date in respect of the first Due Period) and ending at the close of business on the first day of the calendar month in which such Distribution Date occurs.

EDGAR: The “Electronic Data Gathering, Analysis, and Retrieval” system of the Commission, which performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the Commission.

Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity, or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, the Securities Administrator or the Master Servicer.

Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee, the Securities Administrator and/or their Affiliates, or the Master Servicer and/or its Affiliates, provides services or receives compensation):

(a) cash;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) in the case of long-term debt obligations, or “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P;

(d) unleveraged repurchase obligations (if treated as debt for United States federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a United States federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

(e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P and “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s);

(f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P; provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P;

(g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P and “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s); provided, that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P; and

(h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (which may include money market funds or common trust funds, including without limitation, any fund for which the Securities Administrator or its Affiliate serves as an investment adviser, administrator, shareholder servicing agent and/or from which such party collects fees).

In each case (other than clause (a)), such Eligible Investment shall have a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date (or, if the Securities Administrator or an Affiliate is the obligor on such Eligible Investment, the Distribution Date) next following the Due Period in which the date of investment occurs; provided, that, Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value or any security that provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificates: Any of the Class R, Class RX, Class C and Class P Certificates and any Class of Certificates with a rating below the lowest applicable rating requirement of an exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.13 or by the Master Servicer pursuant to Section 8.3.

Escrow Account: The separate account or accounts created and maintained by the Servicer pursuant to Section 4.7 hereof.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Excess Cashflow: With respect to any Distribution Date, an amount equal to Available Funds remaining after distribution of all amounts pursuant to Section 10.5(a)(i) and (ii).

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FICO: The credit score used for underwriting a Mortgage Loan.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13 or by the Master Servicer pursuant to Section 8.3.

Final Certification: A certification as to the completeness of each Mortgage File provided by the Custodian within 90 days following the Closing Date in accordance with Section 2.5.

Final Scheduled Distribution Date: The Distribution Date following the month of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Fixed Rate Mortgage Loan: Any Mortgage Loan for which the Mortgage Rate is constant and is not determined by reference to an Index.

Formula Rate: For each Class of Certificates, a per annum rate equal to the lesser of (i) One-Month LIBOR plus the applicable Pass-Through Margin and (ii) 14.00%.

Freddie Mac: The Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedules.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Indenture: An indenture relating to the issuance of notes secured by all or a portion of the Class C Certificates, the Class P Certificates and/or the Class R and Class RX Certificates.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Certification: A certification as to the completeness of each Mortgage File provided by the Custodian on the Closing Date in accordance with Section 2.5.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

Interest Accrual Period: With respect to any Distribution Date and each Class of Certificates (other than the Class C Certificates) and the Uncertificated REMIC II Regular Interests (other than the Class C Interest), the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the close of business on the calendar day immediately preceding such Distribution Date. With respect to any Distribution Date and the Class C Certificates, the Class C Interest and the REMIC I Regular Interests, the one month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

Interest Distribution Amount: For each Class of Certificates, on any Distribution Date, an amount equal to the sum of (i) the Current Interest for such Class of Certificates for such Distribution Date, (ii) any unpaid Current Interest for such Class from a prior Distribution Date (together with any unpaid interest thereon), and (iii) interest accrued during the related Interest Accrual Period on the amount described in clause (ii) above at the Pass-Through Rate applicable to such Class of Certificates. The Interest Distribution Amount may be reduced by Prepayment Interest Shortfalls or Relief Act Reductions allocable to such Class of Certificates.

Interest Proceeds: With respect to any Distribution Date, the sum of all scheduled and unscheduled payments of interest on the Mortgage Loans, all Liquidation Proceeds in respect of interest from Liquidated Mortgage Loans, all Insurance Proceeds on the Mortgage Loans in respect of interest and the interest portion of the Repurchase Price of each Mortgage Loan that is repurchased upon a breach of representations regarding such Mortgage Loan, each as is received or advanced in the related Due Period or the related Prepayment Period, as applicable, less the Servicing Fee with respect to such Distribution Date and excluding, for the avoidance of doubt, any Prepayment Premiums.

Investment Letter: As defined in Section 11.2.

Issuing Entity: First NLC Trust 200  -  .

LIBOR: The London interbank offered rate for one-month United States dollar deposits established pursuant to Schedule C hereto.

LIBOR Business Day: As defined in Schedule C.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the Prepayment Period related to such Distribution Date and as to which the Servicer has certified to the Master Servicer and the Securities Administrator that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to Mortgage Loan secured by a first lien mortgage, the ratio of the original loan amount of such Mortgage Loan at its origination (unless otherwise indicated) to (a) the Appraised Value of the Mortgaged Property. With respect to any Mortgage Loan secured by a junior lien position, a fraction, expressed as a percentage, the numerator of which is the sum of (1) the original loan amount of the related Mortgage Loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related Mortgage Loan (each such sum calculated at the date of origination of such related Mortgage Loan), and the denominator of which is the Appraised Value of the Mortgaged Property.

Losses: As defined in Section 14.3.

Majority in Interest: As to the Certificates or any Class thereof, the Holders of Certificates or Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates or all Certificates of such Class.

Margin Stepup Date: The first Distribution Date after the date on which the Clean-up Call may be exercised.

Marker Rate: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two times the weighted average of the Uncertificated REMIC I Pass-Through Rates for each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP), with the rate on each such Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTZZ) subject to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate for the purpose of this calculation for such Distribution Date and with the rate on Uncertificated REMIC I Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC I Pass-Through Rate and the related caps with respect to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

Master Servicer: [ - ] and its successors and assigns in its capacity as master servicer.

Master Servicer Event of Default: As defined in Section 7.9(a).

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to (i) one twelfth of the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month.

Master Servicing Fee Rate: [ - ]% per annum.

Material Defect: With respect to any Mortgage Loan, as defined in Section 2.5(c).

Maximum LTZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to Uncertificated REMIC I Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTZZ minus the Uncertificated REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) the Uncertificated Interest on each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) for such Distribution Date, with the rate on each such Uncertificated REMIC I Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the applicable Pass-Through Margin and (ii) the Net WAC Rate; provided, however, that solely for this purpose, calculations of the Uncertificated REMIC I Remittance Rate and the related caps with respect to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

MERS: MERSCORP, Inc., its successor and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Seller has designated or will designate MERS as, and have taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller and its successors and assigns, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Trustee as the Investor on the MERS® System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Advance: With respect to any Mortgage Loan on any Determination Date, an amount equal to the portion of each Scheduled Monthly Payment due in the Due Period to which such Determination Date relates that is delinquent at the close of business on such Determination Date, excluding any balloon payment or any shortfalls attributable to the Relief Act.

Moody’s: Moody’s Investors Service, Inc.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on an estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File: The mortgage documents listed on Exhibit B hereto pertaining to a particular Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule hereto, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents referred to in Section (a) of Exhibit B.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the related Mortgage Rate less the Servicing Fee Rate.

Mortgage Loan Schedule: The list of Mortgage Loans transferred to the Trustee, or the Custodian on its behalf, as part of the Trust Fund and from time to time subject to this Agreement attached hereto as Schedule A that sets forth the information required on Exhibit A for each Mortgage Loan.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

Net WAC Cap Carryover Amount: For each Class of Certificates on a Distribution Date, the sum of (i) the excess, if any, of (a) the amount that would have been the Current

Interest for such Class of Certificates at the Formula Rate for such Distribution Date over (b) the actual amount of Current Interest distributable for such Class of Certificates on such Distribution Date, (ii) any excess described in clause (i) above for any prior Distribution Date that remains unpaid (together with any unpaid interest thereon) on such Distribution Date, and (iii) interest accrued during the Interest Accrual Period related to such Distribution Date on the amount described in clause (ii) above at the Formula Rate applicable to such Class of Certificates.

Net WAC Rate: As to any Distribution Date, a per annum rate equal to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the Due Period for such Distribution Date, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

Non-Mortgagor Prepayment Premium Payment Amount: The amount payable by the Servicer in respect of any waived or uncollected Prepayment Premiums pursuant to Section 4.18. The amounts payable by the Servicer shall equal the difference between the amount of Prepayment Premium due by a Mortgagor and the actual amount paid. Such amounts payable by the Servicer shall not be part of any REMIC formed hereunder.

Non-recoverable Advance: Any Servicing Advance (in respect of the Servicer only) or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property by the Servicer or Master Servicer (in its capacity as successor servicer) which, in the reasonable discretion of the Servicer or Master Servicer in accordance with Accepted Servicing Practices will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer or Master Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer and the Securities Administrator setting forth such determination and a reasonable explanation thereof.

Non-permitted Foreign Holder: As defined in Section 11.2(f).

Non-U.S. Person: A Person that is not a U.S. Person.

Notional Amount: With respect to the Class C Certificates, a notional amount equal to the aggregate principal balance of the Uncertificated REMIC I Regular Interests other than Uncertificated REMIC I Regular Interest LTP. With respect to the Class C Interest, a notional amount equal to the aggregate principal balance of the Uncertificated REMIC I Regular Interests other than Uncertificated REMIC I Regular Interest LTP.

Offered Certificates: The Class A and Class M Certificates.

Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, which shall not be at the expense of the Master Servicer, the Securities Administrator or the Trustee, who may be counsel for the Seller, the Servicer, the Custodian, the Depositor, the Master Servicer, the Securities Administrator or the Trustee, including in-house counsel, reasonably acceptable to the Securities Administrator, the Trustee and/or the Master Servicer, as applicable; provided, however, that with respect to the interpretation or application of the federal income tax or ERISA matters, such counsel must be nationally recognized as expert in the federal income tax or ERISA aspects, as applicable, of asset securitization and must be Independent of the Securities Administrator, the Trustee and the Master Servicer.

Outstanding: As of the date of determination, all Certificates theretofore executed authenticated and delivered under this Agreement except:

(a) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation;

(b) Certificates the payment for which money in the necessary amount has been theretofor deposited with the Trustee in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision for such notice has been made, satisfactory to the Trustee); and

(c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided, that in determining whether the Certificateholders of the requisite Outstanding Balance of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder. Certificates owned by the Depositor, any Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the outstanding balance represented by a particular Class and 100% of the outstanding balance represented by such Class is registered in the name of one or more of the foregoing entities). Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Depositor, any Servicer, or any Affiliate of any of the foregoing Persons.

Overcollateralization Amount: As of any Distribution Date, the excess, if any, of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the aggregate Certificate Principal Balance of all Classes of Certificates other than Class C Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

Overcollateralization Deficiency Amount: For any Distribution Date, the excess, if any, of (a) the Target Overcollateralization Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date, after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date.

Overcollateralization Release Amount: With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (a) the Principal Proceeds for such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Proceeds are applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Pass-Through Margin: With respect to the Offered Certificates, the following percentages:

	Prior to Margin Stepup Date	On and After Margin Stepup Date
Class A Certificates	[ - ]%	[ - ]%
Class M-1 Certificates	[ - ]%	[ - ]%
Class M-2 Certificates	[ - ]%	[ - ]%

Pass-Through Rate: The Pass-Through Rate with respect to the Offered Certificates and any Distribution Date shall equal the lesser of (i) the related Formula Rate for such Distribution Date and (ii) the Net WAC Rate for such Distribution Date. For federal income tax purposes, the following Pass-Through Rates shall apply:

With respect to the Offered Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on Uncertificated REMIC I Regular Interest LTP and (ii) interest on the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC I Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTP).

With respect to the Class C Certificate, 100% of the interest distributable on the Class C Interest.

The Class P Interest, the Class P Certificates, the Class R Certificates and the Class RX Certificates shall not have a Pass-Through Rate.

Paying Agent: The Person appointed to make distributions on the Certificates.

Percentage Interest: Shall equal in the case of any Certificate, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the initial principal amount of such Certificate by the initial aggregate amount set forth on the face of all Certificates of the same Class.

Permitted Transferee: Any person other than:

(a) a Disqualified Organization;

(b) a Non-U.S. Person unless such Non-U.S. Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form; and

(c) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an ownership interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Excess: With respect to any Distribution Date and each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the end of the Prepayment Period relating to such Distribution Date, an amount equal to interest (to the extent received) at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is so applied.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs and that the Servicer applied to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding calendar month, an amount equal to interest at the applicable Mortgage Loan Remittance Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date.

Prepayment Period: With respect to any Distribution Date [and (i) any Principal Prepayment in full, the period that commences on and includes the      day of the month immediately preceding the month in which such Distribution Date occurs (or from the Cut-off Date, in the case of the first Prepayment Period) and ends on and includes the      day of the month in which such Distribution Date occurs, and (ii) any partial Principal Prepayment], the calendar month preceding the month in which the Distribution Date occurs.

Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Principal Proceeds: For any Distribution Date, the sum of all scheduled and unscheduled payments of principal on the Mortgage Loans, all Liquidation Proceeds in respect of principal from Liquidated Mortgage Loans, all Insurance Proceeds on the Mortgage Loans in respect of principal, and the principal portion of the Repurchase Price of each Mortgage Loan that is repurchased upon a breach of representations regarding such Mortgage Loan in such Mortgage Loan Group, each as is received or advanced in the related Due Period or the related Prepayment Period, as applicable, excluding, for the avoidance of doubt, any Prepayment Premiums.

Private Certificate: Any Class of Certificates that is not registered under the Securities Act.

Prospectus: Each of the (i) preliminary prospectus supplement, dated                     , together with the accompanying prospectus dated                     , and (ii) the prospectus supplement dated                     , together with the accompanying prospectus dated                     , in each case relating to the Offered Certificates.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must meet the following criteria:

(a) have a Scheduled Principal Balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

(b) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

(c) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

(d) comply with each representation and warranty set forth in Section 2.7;

(e) be of the same type as the Deleted Mortgage Loan;

(f) have a Gross Margin not less than that of the Deleted Mortgage Loan, if the Deleted Mortgage Loan was an Adjustable Rate Mortgage Loan;

(g) have the same lien priority as the lien priority of the replaced Mortgage Loan;

(h) have the same Index as the Deleted Mortgage Loan;

(i) have a FICO score not less than that of the Deleted Mortgage Loan;

(j) have an LTV not greater than that of the Deleted Mortgage Loan;

(k) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and

(l) have a credit grade not lower in quality than that of the Deleted Mortgage Loan.

Rating Agency: Each of Moody’s and S&P, or any successor thereto.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to the Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (c) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.

Record Date: As to any Distribution Date and with respect to all Certificates (other than the Class C Certificates, the Class P Certificates, the Class R Certificates and the Class RX Certificates), the last Business Day preceding such Distribution Date. With respect to the Class C Certificates, Class P Certificates, Class R Certificates and Class RX Certificates, the last Business Day of the calendar month preceding the month in which the Distribution Date occurs.

Regular Certificates: Any of the Class A Certificates, Class M Certificates, Class C Certificates or Class P Certificates.

Regulation AB: Subpart 229.1100 Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.110-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Agreement to be assigned to such agreement in order to permit the purchase thereof.

Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, or any similar state laws.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (b) interest accrued thereon for such month pursuant to the Mortgage Note.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Uncertificated REMIC I Regular Interests for such Distribution Date) equal to (a) the product of (i) the aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Target Amount: 1.0% of the Overcollateralization Target Amount.

REMIC I Overcollateralized Amount: With respect to any date of determination, (i) 1.0% of the aggregate Uncertificated Balance of the Uncertificated REMIC I Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTZZ) in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) aggregate Scheduled Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) and the denominator of which is the aggregate Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Regular Interest: Any Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest.

REO Disposition: The sale or other disposition of REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Property pursuant to Section 4.15.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to this Agreement (other than pursuant to Section 13.1), an amount equal to the sum of (a) 100% of the Scheduled Principal Balance of the Mortgage Loan on the date of such purchase, (b) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to the Certificateholders, (c) any unreimbursed Advances and (d) any costs and damages incurred in connection with the violation by such Mortgage Loan of any predatory or anti-abusive lending law.

Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, in the form of Exhibit C.

Reserve Account: The trust account created and maintained by the Trustee pursuant to Section 10.2. The Reserve Account shall not be an asset of any REMIC formed under this Agreement.

Residual Certificates: The Class R Certificates and the Class RX Certificates.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: With respect to:

(a) the Servicer, any officer of the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred due to such officer’s knowledge of an familiarity with the particular subject;

(b) the Trustee, any managing director, any director, vice president, any assistant vice president, any associate, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement;

(c) the Securities Administrator, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement; and

(d) the Master Servicer, any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any trust officer or any other officer or employee of the Master Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

Responsible Party:                 ,                 , and                 , which are those Persons required to provide reports pursuant to Item 1122 of Regulation AB. Exhibit 1122 identifies the Servicing Criteria as to which the Responsible Parties have responsibility with respect to this transaction.

Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A Letter: As defined in Section 11.2(b).

S&P: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002, as amended from time to time.

Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to the principal portion of any Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (a) the principal portion of all Scheduled Monthly Payments due on or before the Due Date in the Due Period immediately preceding such date of determination, whether or not received, and (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: [ - ], or any successor or assigns under this Agreement.

Seller: First NLC Financial Services, LLC, or any successor.

Senior Enhancement Percentage: For a Distribution Date, a fraction expressed, as a percentage, equal to (a) the sum of the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, in each case before taking into account any payments of principal to the Certificates on that Distribution Date, divided by (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

Senior Principal Distribution Amount: As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (i) the product of (1) [ - ]% and (2) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the amount by which the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the product of (1) [ - ]% and (2) the Cut-off Date Balance.

Servicer: [ - ] and its successor in interest or assigns or any successor to the Servicer under this Agreement.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 6.5.

Servicer Remittance Amount: As defined in Section 4.24(a).

Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Distribution Account, which is the              Business Day following the                      day of such calendar month, commencing in                     .

Servicer Report: The reports provided by the Servicer to the Master Servicer and the Securities Administrator pursuant to Section 5.5

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred prior to, on or after the Cut-off Date in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, maintenance, preservation, restoration and protection of any Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (c) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (d) compliance with the obligations under Section              and (e) obtaining any legal documentation required to be included in the

Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or an Assignment of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable on account of servicing, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds of such Scheduled Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.7.

Servicing Fee Rate: [ - ]% per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents, the originals of which are delivered to the Custodian on behalf of the Trustee.

Servicing Officer: Any officer of a Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.

Startup Day: As defined in the Preliminary Statement.

Stepdown Date: The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and (b) the later to occur of (i) the Distribution Date in [ - ] or (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [ - ]%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as servicing is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subsequent Recovery: Any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Proceeds for the Distribution Date following the calendar month in which they are received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the unpaid Applied Loss Amount for the Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Applied Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such Class or Classes of Class M Certificates will be increased by the same amount.

Subservicer: Any Person that services the Mortgage Loans on behalf of the Servicer or any Subcontractor and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Substituting Party: As defined in Section 2.10(a).

Substitution Adjustment Amount: As defined in Section 2.10(c).

Target Overcollateralization Amount: For any Distribution Date (a) prior to the Stepdown Date, an amount equal to [ - ]% of the Cut-off Date Balance. For any Distribution Date on or after the Stepdown Date, the lesser of (i) [ - ]% of the Cut-off Date Balance of the Mortgage Loans and (ii) [ - ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to [ - ]% of the Cut-off Date Balance; provided, however, if a Trigger Event has occurred and is continuing on the related Distribution Date, the Target Overcollateralization Amount will be the same as the Target Overcollateralization Amount on the preceding Distribution Date.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T. Initially, the Tax Matters Person for REMICs I and II shall be the Holder of the Class R Certificates, and the Tax Matters Person for REMICs III and IV shall be the Holder of the Class RX Certificates. The Trustee should be appointed as agent of each such Tax Matters Person pursuant to Section 14.1(k) herein unless otherwise designated.

Termination Price: As defined in Section 13.1(a).

Transferor Certificate: As defined in Section 11.2(b).

Trigger Event: An event that is in effect on any Distribution Date on or after the Stepdown Date, if either (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds [ - ]% of the Senior Enhancement Percentage on such Distribution Date or (b) the Cumulative Realized Loss Percentage on such Distribution Date exceeds the applicable percentages set forth in the table below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage

[ - ] — [ - ]	[ - ]% for the first month plus an additional 1/12th of [ - ]% for each month thereafter

[ - ] — [ - ]	[ - ]% for the first month plus an additional 1/12th of [ - ]% for each month thereafter

[ - ] — [ - ]	[ - ]% for the first month plus an additional 1/12th of [ - ]% for each month thereafter

[ - ] — [ - ]	[ - ]% for the first month plus an additional 1/12th of [ - ]% for each month thereafter

[ - ] — [ - ]	[ - ]%

Trust Fund: As defined in Section 2.5.

Trustee: [ - ] and, if a successor trustee is appointed hereunder, such successor.

Trust REMIC: Each REMIC created under the terms of this Agreement.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Uncertificated Interest: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Principal thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any Uncertificated REMIC I Interest, and the Class C Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not otherwise covered and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, allocated, in each case, to such REMIC Regular Interest. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest.

Uncertificated Principal Balance: With respect to the Class C Interest an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the Uncertificated REMIC I Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, the Class M Certificates and the Class P Certificates then outstanding.

With respect to each other REMIC Regular Interest, the amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses. The Uncertificated Principal Balance of REMIC I Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 10.7. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rates: As of any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests for each such Distribution Date.

Uncertificated REMIC I Regular Interests: Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTA, Uncertificated REMIC I Regular Interest LTM1, Uncertificated REMIC I Regular Interest LTM2, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP. Each such interest represents the beneficial ownership interests in REMIC I as a Regular Interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

Uncertificated REMIC II Regular Interests: The Class C Interest and Class P Interest. Each such interest represents the beneficial ownership interests in REMIC II as a Regular Interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at its related Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

Underwriter’s Exemption: Any exemption listed in footnote 1 of, and amended by, PTE 2002-41 at 67 Fed. Reg. 54487 (August 22, 2002), or any substantially similar successor administrative exemption granted by the U.S. Department of Labor.

Underwriting Guidelines: Those underwriting guidelines employed by the Seller with respect to Mortgage Loans.

U.S. Person: (a) A citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (c) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is not a U.S. Person within the meaning this paragraph, (d) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (e) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons).

Voting Interests: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, the Voting Interests shall be allocated 1% to the Residual Certificates, 1% to the Class P Certificates, and the balance among Holders of the Certificates in proportion to the Certificate Principal Balance of their respective Certificates on such date.

SECTION 1.2 Calculations With Respect to the Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer and the Securities Administrator. Payments and distributions to be made by the Securities Administrator shall be based on information provided by the Servicer. Neither the Trustee, the Master Servicer nor the Securities Administrator shall be required to recompute, verify or recalculate the information supplied to it by the Servicer.

SECTION 1.3 Calculations With Respect to Accrued Interest.

All calculations of interest described herein with respect to any Class of Certificates, other than Class C Certificates, and the Uncertificated REMIC III Regular Interests (other than the Class C Interest), shall be made on the basis of an assumed 360-day year and the actual number of days in the related Interest Accrual Period. The Class C Certificates, the Class C Interest and the Uncertificated REMIC I and REMIC II Regular Interests shall accrue interest on the basis of an assumed 360-day year consisting of twelve 30-day months.

SECTION 1.4 Rules of Construction.

Unless the context otherwise clearly requires:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and

(g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

SECTION 2.1 Conveyance of Mortgage Loans to the Depositor.

On the Closing Date, in exchange for the Certificates or the net proceeds thereof, the Seller does hereby sell, transfer, assign, or set over, deposit with and otherwise convey without recourse (except as provided herein), and the Depositor does hereby purchase, all right, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule, having a Cut-off Date Balance as set forth in such Mortgage Loan Schedule.

(a) The Depositor shall be entitled to (i) all Scheduled Monthly Payments of principal due after the Cut-off Date, (ii) all other recoveries of principal collected after the Cut-off Date (less scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off Date), (iii) all Scheduled Monthly Payments of interest due after the Cut-off Date (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date) and (iv) all Prepayment Premiums. Scheduled Monthly Payments prepaid with respect to a Due Date after the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date, but the Seller shall remit any such prepaid amounts to the Servicer for deposit into the Custodial Account for the benefit of the Depositor.

(b) In the case of Mortgage Loans that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller shall remit to the Servicer for deposit in the Custodial Account the portion of any amount so prepaid that is required to be deposited in the Custodial Account pursuant to Section 4.5.

(c) Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Depositor, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Depositor and shall be retained and maintained by the Seller, in trust, at the will of the Depositor and only in such custodial capacity.

(d) The Seller shall deliver the Mortgage Loan Schedule, the Mortgage Loan File and Mortgage Loan Documents to be purchased on the related Closing Date to the Custodian at least three Business Days prior to such Closing Date.

SECTION 2.2 Conveyance of Mortgage Loans to the Issuing Entity.

(a) On the Closing Date, in exchange for the Certificates or the net proceeds thereof, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Issuing Entity, without recourse (except as otherwise provided herein), all right, title and interest of the Depositor in and to the Mortgage Loans purchased by the Depositor from the Seller.

(b) The Issuing Entity shall be entitled to all payments on the Mortgage Loans as provided in Section 2.1(b).

(c) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File shall vest immediately in the Issuing Entity, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall vest immediately in the Issuing Entity and shall be retained and maintained by the Seller, in trust, at the will of the Issuing Entity and only in such custodial capacity.

(d) In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders, the Mortgage File with respect to each Mortgage Loan, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Depositor shall vest immediately in the Trustee for the benefit of the Certificateholders and shall be retained and maintained by the Depositor, in trust, at the will of the Trustee for the benefit of the Certificateholders and only in such custodial capacity.

SECTION 2.3 Assignment of Mortgage Loans.

(a) The Seller shall cause an Assignment of Mortgage with respect to each Mortgage Loan (other than a MERS Designated Mortgage Loan) to be completed in the form and substance acceptable for recording in the relevant jurisdiction, such assignment shall either be in blank or be endorsed to “[ - ], as Trustee of the First NLC Trust 200  -  , Mortgage-Backed Certificates, Series 200  -  , without recourse,” on or prior to the Closing Date; provided, however, that such Assignments of Mortgage Loans need not be recorded unless and until the Trustee is advised by a Rating Agency that such Assignment of Mortgage is required to be recorded to protect the Trustee’s interest in the Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the Seller.

(b) In connection with the assignment of any MERS Designated Mortgage Loan, the Seller agrees that, on or prior to the Closing Date, the Seller will cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Depositor which has assigned such Mortgage Loans to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Trustee and the code in the field “Pool Field” that identifies the series of the Certificates for which such Mortgage Loans serve as collateral. The Seller further agrees that it will not, and will not permit the Servicer to, and each of the Servicer and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any MERS Designated Mortgage Loan during the term of this Agreement unless and until such MERS Designated Mortgage Loan is repurchased in accordance with the terms of this Agreement.

SECTION 2.4 Books and Records.

(a) The contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Trustee on behalf of the Certificateholders. The Servicer shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement, Accepted Servicing Practices and applicable law. Possession of each Servicing File by the Servicer is at the will of the Trustee for the sole purpose of servicing the related Mortgage Loan and such retention and possession by the Seller is in a custodial capacity only. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Trustee, unless such release is required as incidental to the Seller’s servicing of the Mortgage Loans or is in connection with the transfer of servicing or a repurchase of any Mortgage Loan.

(b) All original documents relating to the Mortgage Loans that are not delivered to the Custodian, to the extent delivered to the Servicer, are and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian on behalf of the Trustee.

(c) Upon and after a sale of Mortgage Loans to the Trustee for the benefit of the Certificateholders, all proceeds arising out of the Mortgage Loans, as provided in Section 2.1(b) shall be received and held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

(d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Servicer or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

SECTION 2.5 Review of Documentation.

(a) On the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer and the Trustee an Initial Certification with respect to the Mortgage Loans. Based on its review and examination, and only as to the documents identified in the Initial Certification, the Custodian will acknowledge that (i) such documents appear regular on their face and relate to such Mortgage Loan and (ii) with respect to each MERS Designated Mortgage Loan, the MERS number on the Mortgage Loan Schedule matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not be under any duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, recordable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

(b) Within 90 days after the Closing Date, the Custodian will execute and deliver to the Depositor, the Servicer, and the Trustee a Final Certification with any applicable exceptions noted therein. The Custodian shall (i) determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face and (ii) with respect to each MERS Designated Mortgage Loan, certify that the MERS number on the Mortgage Loan Schedule matches the MERS number on the Mortgage for the related Mortgage File. The Custodian shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (c) above, the Custodian discovers any document or documents constituting a part of a Mortgage File is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Custodian shall identify the Mortgage Loan to which such Material Defect relates in the Final Certification. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee and the Custodian with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not effect a cure within such 90-day period, it shall repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price; provided, however, that the Seller may, in lieu of repurchasing a Mortgage Loan, substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 2.10, provided that such substitution occurs within two years of the Closing Date. The failure of the Trustee to deliver, or cause the Custodian to deliver, the Final Certification within 90 days from the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.5 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

SECTION 2.6 Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the assets conveyed and sold to it hereunder (the “Trust Fund”). Concurrently with such transfer and assignment, the Securities Administrator has executed the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund, and, upon the written order of the Depositor, has authenticated the same Certificates. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement in accordance with the standard of care set forth herein.

SECTION 2.7 Representations and Warranties with Respect to the Mortgage Loans.

(a) The Seller hereby makes the representations and warranties relating to the Mortgage Loans set forth in Schedule B hereto as of the Closing Date and, with respect to any Qualified Substitute Mortgage Loan originated by the Seller, as of the date of substitution of such Qualified Substitute Mortgage Loan.

(b) Upon discovery or receipt of written notice by the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee that the Seller has breached any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, promptly shall notify the Trustee in writing of such breach, and the Trustee shall enforce the Seller’s obligations hereunder to repurchase or, subject to Section 2.10, substitute the related Mortgage Loan from the Trust Fund on or prior to the Determination Date following the expiration of the 90-day period following the earlier of the date on which the breach was discovered or notice of the breach was received by the Trustee; provided, however, that, if such breach cannot reasonably be cured within such 90-day period, subject to Section 2.7(d) below, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period. Without limiting the foregoing, the Seller’s breach of a representation or warranty contained in clauses [(    )] through [(    )], inclusive, of Schedule B, shall be deemed to materially and adversely affect the interest of the Certificateholders, and shall require a repurchase or substitution as provided herein.

(c) It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Trustee on behalf of the Certificateholders and the Certificateholder against such party respecting such omission, defect or breach. If the Seller is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS® System, the Trustee shall cause the Seller, at the Seller’s own expense and without any right of reimbursement, to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to cause such Mortgage to be removed from registration on the MERS® System in accordance with the MERS rules and regulations.

(d) Upon discovery by the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) and the related REMIC provisions of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, or shall cause the Seller to repurchase or, subject to the limitations set forth in Section 2.10, substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 75 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth above. The Trustee shall re-convey to the repurchasing party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.8 Optional Repurchase.

The Seller may, at its option, repurchase a Mortgage Loan (i) that is 90 or more days delinquent or (ii) the related Mortgaged Property of which has suffered material damage (evidence of such determination to be delivered in writing to the Trustee and the Master Servicer in the form and substance satisfactory to the Servicer, the Trustee and the Master Servicer prior to purchase); provided that the Seller may not acquire more than [ - ]% of the Mortgage Loans by aggregate Cut-off Date Balance pursuant to this Section 2.8.

SECTION 2.9 Repurchase of Mortgage Loans.

(a) The purchase price for any Mortgage Loan repurchased by the Seller pursuant to this Agreement shall be the Repurchase Price for such Mortgage Loan. The Repurchase Price for any Mortgage Loan repurchased pursuant to this Agreement shall be deposited into the Distribution Account.

(b) The Custodian, upon receipt of a Request for Release from the Seller (which Request for Release shall include a certification by the Seller of the repurchase and the remittance of the Repurchase Price to the Securities Administrator for deposit into the Distribution Account), shall release to the Seller the related Mortgage File. The Trustee or its authorized designee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller may furnish to the Trustee or the Custodian and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. None of the Trustee, the Securities Administrator, the Master Servicer or the Custodian shall have any responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release, the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File.

SECTION 2.10 Substitution of Mortgage Loans.

(a) In lieu of repurchasing any such Mortgage Loan as provided above, the Seller (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 2.10. Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to this Section 2.10 must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Substituting Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment to the Substituting Party, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Trustee and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial

Certification, with any exceptions noted thereon. Within 90 days of the date of substitution, the Custodian shall deliver to the Substituting Party, the Trustee and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, payments to the Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.

(b) The Depositor shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Master Servicer, the Securities Administrator, the Custodian and the Servicer. Upon such substitution, the Qualified Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.7 with respect to such Mortgage Loan.

(c) For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall deposit the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balances of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with (i) amounts specified in clause (c) of the definition of Repurchase Price and (ii) one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a Request for Release from the Seller, which includes a written certification of the Seller of delivery of such amount to the Securities Administrator, shall release to the Substituting Party the related Mortgage File or Files. The Custodian shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party shall deliver to the Trustee with respect to any Deleted Mortgage Loan to be released pursuant hereto.

(d) In addition, the Trustee shall cause the Substituting Party to obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the Startup Date” under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

SECTION 2.11 Granting Clause.

(a) It is intended that the conveyance of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders, as provided for in Sections 2.1 and 2.2, be construed as a sale of the Mortgage Loans and other assets in the Trust Fund by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders. Further, it is not intended that any such conveyances be deemed a pledge of the Mortgage Loans by the Seller to the Depositor to secure a debt or other obligation of the Seller, or a pledge of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Seller or the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that:

(i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

(ii) the conveyances provided for in Sections 2.1 and 2.2 shall be deemed a grant by the Seller to the Depositor, and by the Depositor to the Trustee for the benefit of the Certificateholders, as the case may be, of (1) a security interest in all of the Seller’s right and Depositor’s right, as applicable, (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds and all amounts from time to time held or invested in the Distribution Account and the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Seller to the Depositor and by the Depositor to the Trustee for the benefit of the Certificateholders of any security interest in any and all of the Seller’s and Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);

(iii) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC and any other UCC (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and

(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuing Entity for the purpose of perfecting such security interest under applicable law.

(b) The Seller and the Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Seller and the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Depositor’s and the Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Seller and the Depositor, and furnish a copy of each such filed financing statement to the Trustee. The Seller and the Depositor shall prepare and file, at the expense of the Trust Fund, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans for the benefit of the Certificateholders, including without limitation (i) continuation statements, and (ii) to the extent that a Responsible Officer of the Depositor has received written notice of such change or transfer, such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the domicile or the chief executive office of the Seller or the Depositor, or (C) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

(c) Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Servicer and the Trustee. Before effecting such change, each of the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trustee for the benefit of the Certificateholders, in the Mortgage Loans.

(d) Neither the Seller nor the Depositor shall take any action inconsistent with the sale by the Seller or the Depositor of its right, title and interest in and to the Mortgage Loans or Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Trust Fund is held by the Trustee for the benefit of the Certificateholders. In addition, the Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee for the benefit of the Certificateholders.

SECTION 2.12 Purpose.

(a) The permitted activities of the Issuing Entity shall be limited to the following:

(i) to issue Certificates pursuant to the Agreement and to sell the Certificates;

(ii) to pay the organizational, start-up and transactional expenses of the Issuing Entity;

(iii) to assign, grant, transfer, pledge, sell and convey the Mortgage Loans pursuant to this Agreement;

(iv) to enter into and perform its obligations under this Agreement;

(v) to engage in those activities, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with the conservation of the Trust Fund and the making of distributions to the Certificateholders.

(b) The Issuing Entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement. No amendment pursuant to Section 15.1 shall change the permitted activities of the Issuing Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of Florida, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Seller has the full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by the Seller, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, the certificate of incorporation, bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Issuing Entity to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Seller which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

(g) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(h) The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors.

(i) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(j) The Seller has determined that the disposition of the Mortgage Loans from Seller to Depositor pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.

(k) The Seller has not transferred the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(l) The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

(m) Immediately prior to the transfer by the Seller to the Depositor of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature. On and after the transfer by the Seller to the Depositor of each Mortgage Loan, the Depositor will have good and equitable title to each Mortgage Loan, subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

(n) None of this Agreement, the information set forth in the Mortgage Loan Schedules attached hereto and the information contained in the related electronic data file delivered to the Master Servicer by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

(o) The information about the Seller under the heading “The Sponsor” in the Prospectus relating to the Seller, as of the respective dates of the preliminary prospectus supplement and the prospectus supplement, and as of the Closing Date, does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

SECTION 3.2 Representations and Warranties of the Depositor.

The Depositor hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Depositor has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the sale of the Mortgage Loans by the Depositor, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, certificate of incorporation, bylaws or any legal restriction or any agreement or instrument to which the Depositor is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject, or impair the ability of the Issuing Entity to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of or compliance by the Depositor with this Agreement or the sale of the Mortgage Loans is evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Depositor which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement.

(g) The transfer, assignment and conveyance of the Mortgage Loans by the Depositor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(h) The Depositor is solvent and the sale of the Mortgage Loans will not cause the Depositor to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Depositor’s creditors.

(i) The consideration received by the Depositor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

(j) The Depositor has determined that the disposition of the Mortgage Loans from Depositor to the Issuing Entity pursuant to this Agreement will be afforded sale treatment for accounting purposes, all on a non-consolidated basis.

(k) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors.

(l) The Depositor has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

(m) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller), subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

On and after the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Issuing Entity will have good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.

SECTION 3.3 Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) The Servicer is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) The Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation, or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Issuing Entity to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

(g) The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements.

(h) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, which is in the business of servicing loans.

(j) There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements.

(k) The Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred to any other securitization due to any act or failure to act of the Servicer.

(l) The Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.

(m) No material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer.

(n) No material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof.

(o) There are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement.

(p) There are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer.

(q) There are no affiliations, relationships or transactions relating the Servicer with respect to any securitization transaction and any party thereto identified by the Depositor of a type described in Item 1119 of Regulation AB.

SECTION 3.4 Representations and Warranties of the Master Servicer and Securities Administrator.

[ - ] hereby represents and warrants to the other parties hereto as of the Closing Date that:

(a) It is a national banking association, duly organized and validly existing in good standing under the laws of the United States of America, with full power and authority to own its assets and conduct its business as presently being conducted.

(b) It has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer or the Securities Administrator and the consummation of the transactions contemplated hereby have been duly and validly authorized.

(c) This Agreement constitutes a legal, valid and binding obligation of the Master Servicer and Securities Administrator, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) None of the execution and delivery of this Agreement, the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer or the Securities Administrator are now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or the Securities Administrator or their respective properties are subject, or impair the ability of the Issuing Entity to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

(e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer and the Securities Administrator of or compliance by the Master Servicer and Securities Administrator with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date.

(f) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Master Servicer or the Securities Administrator which, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer or the Securities Administrator, or in any material impairment of the right or ability of the Master Servicer or the Securities

Administrator to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Master Servicer or the Securities Administrator to perform under the terms of this Agreement.

(g) At such time as the Master Servicer is the successor servicer, it is an approved servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. At such time the Master Servicer is the successor servicer, the Master Servicer or an Affiliate of the Master Servicer is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae and Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make it or any of its Affiliates unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.

(h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and Securities Administrator.

(i) It has not been terminated as master servicer or securities administrator in a residential mortgage loan securitization, either due to a master servicing default or other inability to perform the required services.

(j) No material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Master Servicer or Securities Administrator as servicer has been disclosed or reported by the Master Servicer.

(k) No material changes to the Master Servicer’s policies or procedures with respect to the master servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the date hereof.

(l) There are no aspects of the Master Servicer’s financial condition that could have a material adverse effect on the performance by it of its master servicing obligations under this Agreement.

(m) There are no material legal or governmental proceedings pending (or known to be contemplated) against the Master Servicer.

(n) There are no affiliations, relationships or transactions relating the Master Servicer with respect to this transaction and any party thereto identified by the Depositor of a type described in Item 1119 of Regulation AB.

ARTICLE IV

SERVICING OF THE MORTGAGE LOANS

SECTION 4.1 General.

(a) The Servicer shall service and administer the Mortgage Loans on behalf of the Issuing Entity in accordance with this Agreement and shall have full power and authority, acting alone or through one or more subservicers, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

(b) Subject to the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination, consistent with Accepted Servicing Practices, such waiver, modification, postponement or indulgence is not materially adverse to the Issuing Entity or the Certificateholders; provided, however, the Servicer shall not make any future advances of funds to the Mortgagor with respect to a Mortgage Loan or extend the Due Dates for Scheduled Monthly Payments on a Mortgage Note past the Due Period with respect to the Maturity Date. Further, the Servicer shall not, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable, permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the Scheduled Principal Balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, (ii) affect adversely the status of any REMIC as a REMIC or (iii) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. Further, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under Section 1.860G 2(b) of the Treasury regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the Startup Day under the REMIC Provisions. In the event of any modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit as a Monthly Advance in the Custodial Account from its own funds the difference between (i) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (ii) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such Advances to the same extent as for all other Monthly Advances. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Issuing Entity, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney (which are acceptable to the Trustee) and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(c) Subject to Section 4.3 the Servicer may arrange for the subservicing of any Mortgage Loan it services by a Servicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall be solely liable for all fees owed to the Subservicer under any subservicing agreement, regardless of whether the Servicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Issuing Entity for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer. Any subservicing agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Master Servicer, if the Master Servicer has assumed the duties of the Servicer, or by any successor servicer, at the Master Servicer’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such subservicer alone, and the Master Servicer shall not be deemed a party thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees.

SECTION 4.2 Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of Section 4.2(a). The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of Section 4.2(a) of this Section.

(a) It shall not be necessary for the Servicer to seek the consent of the Depositor or the Master Servicer to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of this Section, with Item 1108 of Regulation AB, and with Sections 5.1, 5.2, 5.9 and 6.7 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 6.7(a) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Depositor and the Master Servicer any servicer Compliance Statement required to be delivered by such Subservicer under Section 5.2, any Assessment of Compliance and Attestation Report required to be delivered by such Subservicer under Section 5.1, and any certification required to be delivered to the Person that will be responsible for signing the Back-Up SOX Certification under Section 5.3 as and when required to be delivered.

(b) It shall not be necessary for the Servicer to seek the consent of the Depositor or Master Servicer to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Master Servicer and the Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Depositor and the Master Servicer) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in Assessments of Compliance provided by each Subcontractor identified pursuant to this Section 4.2(a).

(c) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 5.1 and 5.9 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Depositor any assessment of compliance and attestation and any other certifications required to be delivered by such Subcontractor under Section 5.1, in each case as and when required to be delivered.

SECTION 4.3 Collection of Mortgage Loan Payments.

(a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement), the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable, and shall to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.

(b) If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

SECTION 4.4 Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use efforts consistent with Accepted Servicing Practices to foreclose upon or otherwise comparably convert the ownership of such Mortgage Properties as come in to and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.3. The Servicer shall realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Issuing Entity, taking into account, among other things, the timing of foreclosure proceedings, provided that the Servicer is expressly prohibited from selling Mortgage Loans as an alternative to foreclosure or deed-in-lieu thereof. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose insolvency laws prohibit such actions within such timeframe. The Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (i) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to the Issuing Entity after reimbursement for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).

(b) If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices. The Servicer shall not have any obligation to purchase any Mortgaged Property at any foreclosure sale.

SECTION 4.5 Establishment of and Deposits to Custodial Account.

(a) The Servicer shall establish and maintain one or more accounts (the “Custodial Account”), designated “Custodial Account of [Name of Servicer], as Servicer f/b/o First NLC Trust 200  -  .” The Custodial Account shall be established as an Eligible Account, and any funds therein shall at all times be insured to the fullest extent allowed by applicable law. All funds required to be deposited in the Custodial Account shall be held in trust for the Trustee until withdrawn in accordance with Section 4.6. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets Within five Business Days following any request of the Master Servicer, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account.

(b) Funds on deposit in the Custodial Account may be invested at the direction of the Servicer, but only in Eligible Investments that mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as such losses are realized.

(c) The Servicer shall deposit in the Custodial Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date), or prior to the Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by any Mortgagor or by the Servicer pursuant to Section 4.18 of this Agreement);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds (net of Liquidation Expenses);

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to a Mortgagor in accordance with Section 4.14 and Accepted Servicing Practices) and Section 4.12;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15 and Accepted Servicing Practices;

(vi) any amounts required to be deposited in the Custodial Account pursuant to Sections 2.1(b) or 4.21;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan and all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 2.9;

(viii) with respect to each Principal Prepayment and any Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Servicer out of its own funds);

(ix) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.15;

(x) any amounts required to be deposited by the Servicer pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy; and

(xi) any other amounts required to be deposited into the Custodial Account hereunder.

(d) No later than the Servicer Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future remittance an amount equal to all Monthly Advances with respect to the related Determination Date (with interest adjusted to the Mortgage Loan Remittance Rate). Any amounts held for future remittance and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before the next Servicer Remittance Date. The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the later of (i) the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or (ii) the last Servicer Remittance Date prior to the Servicer Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds, Condemnation Proceeds and REO Disposition Proceeds) with respect to the Mortgage Loan; provided, however, that any such obligation under this Section 4.5(d) shall cease with respect to a Mortgage Loan if the Servicer determines, in its reasonable good faith judgment, that Monthly Advances with respect to such Mortgage Loan are Non-recoverable Advances. In the event that the Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Servicer shall provide the Master Servicer and the Securities Administrator with a certificate signed a Responsible Officer of the Servicer evidencing such determination and setting forth the basis for such determination.

(e) The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums and Non-Morgagor Prepayment Premium Payment Amounts), to the extent permitted by Section 4.3, need not be deposited by the Servicer into the Custodial Account. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.6, it may at any time withdraw such amount from the Custodian Account, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator, the Master Servicer or the Trustee incur liability for withdrawals from the Custodian Account at the direction of the Servicer.

SECTION 4.6 Permitted Withdrawals From Custodial Account.

The Servicer may, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make remittances to the Securities Administrator in the amounts and in the manner provided for in Section 4.24;

(b) to reimburse itself for unreimbursed Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that in the case of any such reimbursement the Servicer’s right thereto shall be prior to the rights of the Issuing Entity, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 4.21, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Issuing Entity of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Issuing Entity with respect to such Mortgage Loan;

(c) to reimburse itself for unreimbursed Servicing Advances and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds,

Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that in the case of any such reimbursement the Servicer’s right thereto shall be prior to the rights of the Issuing Entity, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 4.21, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Issuing Entity of the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Issuing Entity with respect to such Mortgage Loan;

(d) to pay itself interest earned on funds deposited in the Custodial Account to the extent such amount was previously credited;

(e) to pay any amount required to be paid pursuant to Section 4.15 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(f) to reimburse itself for any Non-recoverable Advances after liquidation of the Mortgaged Property not otherwise reimbursed above;

(g) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(h) to reimburse itself any Prepayment Interest Excess; and

(i) to clear and terminate the Custodial Account upon the termination of this Agreement.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

SECTION 4.7 Establishment of and Deposits to Escrow Account.

(a) The Servicer shall establish and maintain one or more accounts (an “Escrow Account”), designated “Escrow Account of [Name of Servicer], as Servicer f/b/o First NLC Trust 200_-_ and various Mortgagors.” Each Escrow Account shall be established as an Eligible Account, and any funds therein shall at all times be insured to the fullest extent allowed by applicable law. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets. Within five Business Days following any request of the Master Servicer, the Servicer shall provide the Master Servicer with written confirmation of the existence of such Custodial Account.

(b) To the extent permitted by law, funds on deposit in the Escrow Account may be invested at the direction of the Servicer. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account, other than interest on escrowed funds required by law to be paid to any Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to a Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(c) The Servicer shall deposit in the Escrow Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

(d) The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8.

SECTION 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(a) to effect timely payments of ground rents, taxes, assessments, water rates, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

(f) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(g) to remove funds inadvertently placed in the Escrow Account by the Servicer; or

(h) to clear and terminate the Escrow Account on the termination of this Agreement.

SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided, however, that the Servicer shall be required to so advance only to the extent that the Servicer, in its reasonable good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Servicer shall make Servicing Advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 4.10 Transfer of Custodial Account or Escrow Account.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided, however, that the Servicer shall give notice to the Master Servicer of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

SECTION 4.11 Mortgaged Property Insurance.

(a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Accepted Servicing Practices against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable under Accepted Servicing Practices, the Servicer shall notify the related Mortgagor, and shall use its commercially reasonable best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12.

(b) If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier acceptable under Accepted Servicing Practices in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and under Accepted Servicing Practices that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Servicer on such force-placed flood insurance coverage shall be deemed a Servicing Advance.

(c) If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with Accepted Servicing Practices, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

(d) In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

(e) All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

(f) The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under Accepted Servicing Practices and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

(g) Pursuant to Section 4.5, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6.

SECTION 4.12 Blanket Mortgage Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Servicer or the Issuing Entity as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Master Servicer or the Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Trustee, as the case may be, a certified true copy of any such policy.

SECTION 4.13 Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees and other Persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Trustee, the Servicer shall cause to be delivered to the Master Servicer or the Trustee, as the case may be, a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy.

SECTION 4.14 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to any Mortgagor to be applied to the restoration or repair of any Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Issuing Entity is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Issuing Entity.

SECTION 4.15 Title, Management and Disposition of REO Property.

(a) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Issuing Entity, or in the event the Issuing Entity is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Issuing Entity shall acknowledge in writing that such title is being held as nominee for the Issuing Entity.

(b) The Servicer shall manage, conserve, protect and operate each REO Property for the Issuing Entity solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuing Entity.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property before the end of the third calendar year beginning after the year of its acquisition by the Trust Fund for purposes of Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request from the Internal Revenue Service, more than 60 days before the day on which the above-mentioned grace period would otherwise expire, an extension of the above-mentioned grace period, unless the Servicer obtains an Opinion of Counsel, addressed to the Servicer and the Trustee, to the effect that the holding by the Trust Fund of such REO Property subsequent to such period will not: (i) result in the imposition of any tax on “prohibited transactions” as defined in Section 860F of the Code; or (ii) cause any REMIC constituting any part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 4.6.

(d) Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(e) The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the related REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made a written or electronic report of each such inspection. Such reports shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders.

(f) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(g) The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Issuing Entity; provided, however, that any REO disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any Trust REMIC to fail to qualify as a REMIC). The proceeds of sale of the REO Property (“REO Disposition Proceeds”) shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed Monthly Advances. On the Servicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be remitted to the Securities Administrator.

(h) The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Servicer shall make monthly remittances on each Servicer Remittance Date to the Securities Administrator of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.15 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses). With respect to each REO Property, the Servicer shall account separately for each REO Property with respect to all funds collected and received in connection with the operation of such REO Property.

SECTION 4.16 Mortgage Loan Reports; Real Estate Owned Reports.

(a) Not later than the tenth calendar day (or if such day is not a Business Day, the succeeding Business Day) of each month, the Servicer shall furnish to the Depositor, the Master Servicer and the Securities Administrator (i) a monthly remittance advice in the format agreed upon by the Servicer and the Master Servicer and a monthly defaulted loan report with the reporting criteria set forth in Exhibit E (or in such other format mutually agreed to among the Servicer, the Master Servicer and the Securities Administrator) in respect of the prior Due Period and related Prepayment Period, and information on realized losses and gains in the form attached as Exhibit D (or other format agreed to by the Master Servicer and the Servicer), (ii) all such information required above on a magnetic tape or other similar media reasonably acceptable to the Depositor, the Master Servicer and the Securities Administrator, and with supporting documentation with respect to the report on Exhibit D, and (iii) such other information with respect to the Mortgage Loans (to the extent such information is available on the systems of the Servicer) as the Securities Administrator may reasonably require to perform its obligations under the Owner Trust Agreement. In addition, by no later than the third Business Day following the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer and the Securities Administrator a monthly remittance advice, in form and substance satisfactory to them, with respect to all Principal Prepayments in full received during the related Prepayment Period.

(b) The Servicer, upon written request of the Depositor or its agent, shall on an ongoing basis from information obtained through its servicing of the Mortgage Loans, provide the Depositor with any information necessary to enable the Depositor to perform its obligations in connection with any United States federal, state or local income tax return required to be filed on behalf of the Issuing Entity by the Depositor. Without limiting the foregoing, the Servicer shall, following the foreclosure sale or abandonment of any Mortgaged Property, report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

(c) The Servicer shall furnish to the Master Servicer on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

SECTION 4.17 Adjustable Rate Mortgage Loans.

(a) With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

(b) In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Depositor shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

SECTION 4.18 Prepayment Premiums.

(a) Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Seller may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Seller’s reasonable judgment as described herein, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). In no event will the Servicer waive a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

(b) If the Servicer waives or does not collect all or a portion of Prepayment Premium relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Premium (or such portion thereof as had been properly waived) into the Custodial Account for distribution in accordance with the terms of this Agreement. The rights of the Holders of the Class P Certificates to any such Non-Mortgagor Prepayment Premium Payment Amount shall not be an asset of any Trust REMIC.

SECTION 4.19 Credit Reporting; Gramm Leach Bliley Act.

(a) The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Servicer on a monthly basis.

(b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Exhibit G. For each Mortgage Loan, the Servicer shall report one of the following statuses each month: new origination; current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.

(c) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

SECTION 4.20 Transfers of Mortgaged Property.

(a) The Servicer shall use its commercially reasonable best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

(b) If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, if any, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed unless such change would be consistent with Accepted Servicing Practices.

(c) To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

SECTION 4.21 Satisfaction and Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request the release of any Mortgage Loan Documents.

(b) If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Issuing Entity may have under the mortgage instruments, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two Business Days of receipt of such written demand by the Master Servicer or, if earlier, the date on which the Servicer has knowledge of such improper release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(c) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee and Custodian by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by the Servicer pursuant to Section 4.5 have been or will be so deposited) of a Servicing Officer and shall request the Custodian to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and Request for Release, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account. Notwithstanding anything to the contrary herein, the Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting pursuant to the powers granted to it in this paragraph.

(d) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon request of the Servicer, as applicable, and delivery to the Trustee, of a trust receipt signed by a Servicing Officer, cause the Custodian to release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer.

(e) The Trustee shall furnish the Servicer, upon request, with any powers of attorney (which are acceptable to the Trustee) empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Servicer).

(f) In no event shall the Servicer, without the Trustee’s written consent, (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer. In the performance of its duties hereunder, the Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 4.22 Superior Liens.

(a) With respect to each Mortgage Loan secured by a second lien, if any, the Servicer shall, for the protection of the Issuing Entity’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Servicer shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

(b) If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Issuing Entity, and/or to preserve the security of the related Mortgage Loan. The Servicer shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Trust Fund and is not a Nonrecoverable Advance. The Servicer shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

SECTION 4.23 Servicer Compensation.

(a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its servicing Fee to the extent deposited therein on or before the Servicer Remittance Date. The Servicing Fee shall be payable monthly. The obligation of the Issuing Entity to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments with respect to the related Mortgage Loan, or as otherwise provided in Section 4.6. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Distribution Date.

(b) Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

SECTION 4.24 Servicer Remittances.

(a) On each Servicer Remittance Date, the Servicer shall remit to the Securities Administrator the sum of the following (the “Servicer Remittance Amount”):

(i) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6); plus

(ii) the aggregate amount of all Monthly Advances, if any, which the Servicer is obligated to advance on or before the Servicer Remittance Date pursuant to Section 4.5 with respect to the related Due Period; minus

(iii) any amounts attributable to Principal Prepayments received during the applicable Prepayment Period, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.5; and minus

(iv) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

(b) On each Servicer Remittance Date, no later than 4:00 P.M., ET, the Servicer shall remit the Servicer Remittance Amount by wire transfer of immediately available funds to the Securities Administrator. All remittances required to be made to the Securities Administrator shall be made to the following wire account or to such other account as may be specified by the Securities Administrator from time to time:

[ - ]
ABA#:	[ - ]
Account Name:	[ - ]
Account Number:	[ - ]
For further credit to:	FBRSI 200 - , Account #

(c) With respect to any remittance received by the Securities Administrator after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Securities Administrator interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law, from the date such remittance was due until the date paid, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.

ARTICLE V

REPORTS

SECTION 5.1 Assessment of Compliance and Attestation Reports.

Each Responsible Party shall provide to the Securities Administrator and to the Depositor, no later than March 1 of each year, commencing             , an assessment of compliance with servicing criteria (“Assessment of Compliance”) and related attestation report (“Attestation Report”) as of and for the period ending on December 31 of the preceding calendar year, which Assessment of Compliance and Attestation Report shall relate to each of the servicing criteria identified on Exhibit 1122 hereto as the responsibility of such Responsible Party and shall comply with the provisions of Item 1122 of Regulation AB. Each Assessment of Compliance provided by a Responsible Party shall include (a) a statement of such party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an Attestation Report on such party’s Assessment of Compliance with the applicable servicing criteria.

SECTION 5.2 Annual Compliance Statement.

Each Responsible Party shall furnish to the Securities Administrator and the Depositor no later than March 1 of each year, commencing             , an annual compliance statement (“Compliance Statement”) signed by a Responsible Officer of such party to the effect that (a) a review of such party’s activities during the reporting period and the party’s performance under this Agreement have been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such Responsible Party has fulfilled all of its obligations under this Agreement in all material respect throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure and the nature and status thereof.

SECTION 5.3 Back-Up SOX Certification.

Each Responsible Party shall deliver to the Securities Administrator and the Depositor no later than March 1 of each year, commencing             , in which the Issuing Entity is required to file an execute an Annual Report on Form 10-K, a certification (a “Back-Up SOX Certification”), signed by a Responsible Officer of such party, in the form of Exhibit SOX attached hereto.

SECTION 5.4 Commission Reporting.

(a) The Master Servicer shall, in accordance with industry standards, prepare and file with the Commission via EDGAR, the following reports in respect of the Issuing Entity as and to the extent required under the Exchange Act, each of which reports shall be signed by the [Master Servicer].

(i) Distribution Report on Form 10-D. Within 15 days following each Distribution Date (or such later date as may be permissible due to an extension of the filing deadline), the Securities Administrator will prepare and file a Distribution Report on Form 10-D with respect to the Issuing Entity, which “Distribution Report” shall include a copy of the Distribution Date Statement prepared by the Securities Administrator in respect of the related Distribution Date detailing all data elements specified in Item 1121(a) of Regulation AB other than those data elements specified in Item 1121(a)(11), (12) and (14); provided, that, the Securities Administrator shall have received from the Depositor (and the Servicer with respect to Item 1), no later than ten days prior to the date such Distribution Report on Form 10-D is required to be filed, the following additional information, data, and materials required to be included in the Distribution Report on Form 10-D for such Distribution Date:

(A) Item 1 – Distribution and Pool Performance Information (each of the data elements specified in Item 1121(a)(11), (12) and (14) of Regulation AB);

(B) Item 2 – Legal Proceedings (information required by Item 1117 of Regulation AB);

(C) Item 3 – Sale of Securities and Use of Proceeds (information required by Item 2 of Part II of Form 10-Q);

(D) Item 4 – Defaults Upon Senior Securities (information required by Item 3 of Part II of Form 10-Q);

(E) Item 5 – Submission of Matters to a Vote of Security Holders (information required by Item 4 of Part II of Form 10-Q);

(F) Item 6 – Significant Obligors of Pool Assets (information required by Item 1112(b) of Regulation AB);

(G) Item 7 – Significant Enhancement Provider Information (information required by Items 1114(b)(2) and 1115(b) of Regulation AB);

(H) Item 8 – Other Information (all other information required to be disclosed on Form 8-K during the period covered by the report and not yet reported); and

(I) Item 9 – Exhibits (all exhibits required to be filed by Form 10-D and Item 601 of Regulation S-K other than the Distribution Date Statement to be provided by the Securities Administrator).

(ii) Annual Report on Form 10-K. The Securities Administrator will prepare and file an Annual Report on Form 10-K in respect of the Issuing Entity, provided, that the Securities Administrator shall have received from the [Depositor] and other transaction parties, no later than March 1 of each calendar year prior to the filing deadline for such Annual Report, all information, data and exhibits required to be provided or filed with such Annual Report including information, data, and exhibits required to be provided in connection with the following Items and other filing requirements of Form 10-K:

(A) Item 9B – Other Information (information required to be reported on Form 8-K in the fourth quarter but not reported);

(B) Item 15 – Exhibits and Financial Statement Schedules (including all exhibits required to be filed pursuant to Item 601 of Regulation S-K under the Exchange Act other than [the certification specified in Item 601(b)(31)(ii) of Regulation S-K and] the Assessment of Compliance, Attestation Report and Compliance Statement specified in Item 601(b)(33), (34) and (35) of Regulation S-K with respect to those Servicing Criteria as to which the Securities Administrator is the Responsible Party);

(C) Significant Obligor Financial Information (Item 1112(b) of Regulation AB);

(D) Significant Enhancement Provider Financial Information (Items 1114(b)(2) and 1115(b) of Regulation AB);

(E) Legal Proceedings (Item 1117 of Regulation AB);

(F) Affiliations and Certain Relationships and Related Transactions (Item 1119 of Regulation AB); and

(G) Compliance with Applicable Servicing Criteria (Item 1122 of Regulation AB).

(iii) Current Reports on Form 8-K. The Securities Administrator will prepare and file Current Reports on Form 8-K in respect of the Issuing Entity at the direction of the [Depositor] and at the expense of the Trust Fund, provided, that the [Depositor] shall have timely notified the Securities Administrator of an item reportable on a Current Report on Form 8-K and shall have delivered to the Securities Administrator no later than two Business Days prior to the filing deadline for such Current Report, all information, data and exhibits required to be provided or filed with such Current Report, including, particularly, information, data and exhibits required to be provided in connection with the following Items of Form 8-K, [but only to the extent that a Responsible Officer of the Securities Administrator does not otherwise have actual knowledge of same in its capacity as Securities Administrator hereunder]:

(A) Item 1.01 – Entry into a Material Definitive Agreement;

(B) Item 1.02 – Termination of a Material Definitive Agreement;

(C) Item 1.03 – Bankruptcy or Receivership;

(D) Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement;

(E) Item 3.03 – Material Modification to Rights of Security Holders;

(F) Item 5.03 – Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year;

(G) Item 6.02 – Change in Servicer or Trustee;

(H) Item 6.03 – Change in Credit Enhancement or Other External Support;

(I) Item 6.04 – Failure to Make a Required Distribution; and

(J) Item 6.05 – Securities Act Updating Disclosure.

(iv) Form 15. As and when permitted under the provisions of Exchange Act, the Securities Administrator will prepare and file, on behalf of the Issuing Entity, a Form 15 to suspend the Issuing Entity’s reporting obligations under the Exchange Act.

(b) All information, data, and materials required to be provided by any Responsible Party to the Securities Administrator for incorporation in any report to be filed with the Commission shall be provided in a format compatible with Commission filing requirements, including, as appropriate, EDGAR filing guidelines. The Depositor acknowledges and agrees that the Securities Administrator may include in any Exchange Act report all relevant information, data and exhibits as the Securities Administrator may receive in connection with such report irrespective of any provision that may permit the exclusion of such material. For example, the Securities Administrator may file all Assessments of Compliance, Attestation Reports and Compliance Statements timely received from any Responsible Party irrespective of any applicable minimum pool asset percentage requirement for disclosure related to such Responsible Party.

(c) The Depositor agrees to furnish promptly to the Securities Administrator from time to time upon request such additional information, data, reports, documents and financial statements within the Depositor’s possession or control as the Securities Administrator reasonably requests as necessary or appropriate to prepare and file the foregoing reports. The Securities Administrator shall make available to the Depositor copies of all Exchange Act reports filed hereunder.

(d) Notwithstanding Section 5.4(a)(ii) above, in the event that the Securities Administrator has not timely received all information, data, and exhibits as are required to prepare and file any required Exchange Act report, the Depositor nevertheless hereby directs the Securities Administrator to file such Exchange Act report based on the information that the Securities Administrator has timely received and without such additional required information, data or exhibits not timely received. Upon subsequent delivery to the Securities Administrator of all information, data, and exhibits required to complete such Exchange Act report and upon direction of the Depositor, the Securities Administrator will prepare and file an amendment to the prior Exchange Act report filing to include such additional information. The Depositor shall be responsible for all costs and expenses of the Securities Administrator related to the preparation and filing of any such amendment.

(e) Other than the Exchange Act reports specified above, the Securities Administrator shall have no responsibility to file any items or reports with the Commission under the Exchange Act or otherwise; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Issuing Entity as the Depositor deems necessary under the Exchange Act.

(f) The Trust Fund shall pay all costs and expenses of the Securities Administrator related to the preparation and filing of any Current Report on Form 8-K, any Distribution Report on Form 10-D (other than the costs and expense of the Securities Administrator associated with the preparation and filing of the Distribution Date Report) or any amendment to any Exchange Act report.

SECTION 5.5 Distribution Date Report.

(a) On each Distribution Date, the Securities Administrator shall make available to the other parties hereto a report containing information with respect to such Distribution Date (each, a “Distribution Date Report”), including the following items (on the basis of information provided with respect to the Mortgage Loans on the Servicer Report):

(i) the Interest Proceeds;

(ii) the Principal Proceeds, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to Scheduled Monthly Payments of principal and unscheduled payments in the nature of principal;

(iii) the amount of principal distributed on each Class of Certificates;

(iv) the Certificate Principal Balance of each class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under subclause (iii) above;

(v) the Pass-Through Rate, if applicable, for each Class of Certificates for such Distribution Date;

(vi) the Net WAC Cap Carryover Amounts distributed on such Distribution Date, the amounts remaining unpaid after giving effect to distributions thereof on such Distribution Date and the amounts of all Net WAC Carryover Amounts covered by withdrawals from the Reserve Account on such Distribution;

(vii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(viii) the amount of the Servicing Fees and Master Servicing Fees paid during the Due Period to which such Distribution Date relates;

(ix) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Master Servicer and the Securities Administrator by the Servicer:

(A) remaining outstanding,

(B) delinquent 30 to 59 days on a contractual basis,

(C) delinquent 60 to 89 days on a contractual basis,

(D) delinquent 90 or more days on a contractual basis,

(E) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs,

(F) in bankruptcy, and

(G) that are REO Properties;

(x) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xi) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan and of each Qualified Substitute Mortgage Loan;

(xii) the aggregate amount of any Monthly Advances made by or on behalf of the Servicer (or the Master Servicer) solely to the extent reported to the Securities Administrator by the Master Servicer; and

(xiii) LIBOR with respect to such Distribution Date and the following Interest Accrual Period.

(b) The Securities Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies, the Trustee, the Certificateholders, the Depositor and the Cap Provider via the Securities Administrator’s website. The Securities Administrator’s website can be accessed at             . Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at             . Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the address set forth herein, and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

(c) The foregoing information and reports shall be prepared and determined by the Securities Administrator based solely on Mortgage Loan data provided to the Master Servicer and the Securities Administrator by the Servicer pursuant to Section 4.16. In preparing or furnishing the foregoing information, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that have been provided to the Master Servicer and the Securities Administrator by the Servicer, and neither the Securities Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data.

(d) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee shall be forwarded promptly to the Securities Administrator, the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificate; provided, however, that the Securities Administrator shall be entitled to be reimbursed by such Certificateholder for actual expenses incurred in providing such reports and access.

SECTION 5.6 Subservicers and Subcontractors.

(a) The Servicer shall:

(i) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 4.2(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer and the Depositor an Assessment of Compliance and Attestation Report as and when required pursuant to Section 5.1.

(ii) deliver, and cause each Subservicer and each Subcontractor described in clause (i) to provide, to the Depositor, the Master Servicer and any other Person that will be responsible for signing the Back-Up SOX Certification on behalf of an asset-backed issuer with respect to this transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit SOX.

(b) The Servicer acknowledges that the parties identified in clause (a)(ii) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Back-Up SOX Certification and filing such with the Commission.

(c) Each Assessment of Compliance provided by a Subservicer pursuant to Section              shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 1122 hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An Assessment of Compliance provided by a Subcontractor pursuant to Section 5.1 need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 4.2(b).

SECTION 5.7 Additional Information.

Any party that signs any Exchange Act report that the Securities Administrator is required to file shall provide to the Securities Administrator prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Securities Administrator the original executed signature page for such report. In addition, each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 5.8 Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of the foregoing provisions of this Article V is to facilitate compliance by the Securities Administrator and the Depositor with the provisions of Regulation AB, as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Securities Administrator or the Depositor for delivery of additional or different information as the Securities Administrator or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 5.9 Indemnification.

Each Responsible Party hereby agrees to indemnify and hold harmless the Securities Administrator and each of its directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article V, including particularly its obligations to provide any Assessment of Compliance, Attestation Report, Compliance Statement or any information, data or materials required to be included in any Exchange Act report, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party, or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with its performance hereunder. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator, then each Responsible Party agrees that it shall contribute to the amount paid or payable by the Securities Administrator as a result of any claims, losses, damages or liabilities incurred by the Securities Administrator in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one hand and such Responsible Party on the other. This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VI

THE SERVICER

SECTION 6.1 Limitation on Resignation and Assignment by Servicer.

(a) The Servicer shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Master Servicer.

(b) The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the consent of the Master Servicer and the Depositor or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Depositor and the Trustee, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No such resignation shall become effective until a successor acceptable to the Depositor and the Master Servicer shall have assumed the Servicer’s responsibilities and obligations.

SECTION 6.2 Examination Rights; Additional Information.

(a) The Master Servicer, the Trustee, the Depositor and the Securities Administrator, or their respective designees, shall have the right to examine and audit any and all of the related books, records, facilities or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon at least two Business Days prior written notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Servicer’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Servicer may have with respect to such materials, i.e., disclosure of such materials may cause the Servicer to lose such privilege, and (iv) the confidentiality obligations imposed upon the Servicer by any unaffiliated third-party relating to such books of account and records.

(b) The Servicer shall make available for interview to the Master Servicer and the Depositor and their respective employees, agents, representatives and attorneys, such officers and employees that are responsible for and/or knowledgeable about the performance about the Servicer’s obligations hereunder. Any such inspection or interview shall be upon reasonable advance notice and only as long as such inspection or interview does not disrupt the operations of the Servicer.

(c) The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Master Servicer and Trustee, and their respective agents and accountants at any time upon reasonable request and during normal business hours, and to the Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it. In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.

(d) The Servicer shall provide to the Master Servicer such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any cerification or statement, financial information and reports and of the Fidelity Bond and Errors and Omissions Insurance policy required to be maintained by the Servicer pursuant to Section 4.13, and such other information related to the Servicer or its performance hereunder.

SECTION 6.3 Servicer as Bailee.

(a) The Servicer shall transmit to the Custodian such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Custodian. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholder, subject to the Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the relevant UCC or laws; provided, however, that the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Servicer under this Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c) The Servicer hereby acknowledges that, concurrently with the execution of this Agreement, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or are collected by the Servicer in connection with the Mortgage Loans, whether as Scheduled Monthly Payments or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled to hereunder); and the Servicer agrees that so long as the Mortgage Loans are collaterally assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Servicer shall be held by the Servicer and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable UCC or other applicable laws.

SECTION 6.4 Termination of the Servicer without Cause.

The Depositor may terminate the Servicer without cause upon 90 days prior written notice; provided, however, that no such termination will be effective until the obligations of the Servicer hereunder have been assumed by a successor servicer appointed in accordance with Section 8.7. Notwithstanding the foregoing, if the Servicer is terminated without cause, the successor servicer shall reimburse the Servicer for all accrued and unpaid Servicing Fees and unreimbursed Monthly Advances and Servicing Advances upon the transfer of servicing to such successor servicer.

SECTION 6.5 Servicer Events of Default.

(a) Each of the following shall constitute a Servicer Event of Default on the part of the Servicer:

(i) any failure by the Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement and such failure continues for two Business Days;

(ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than the covenants described in clause (ix) below), including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer as set forth in Section 3.3, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer or the Trustee;

(iii) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

(iv) a petition with, or decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been filed or entered against the Servicer and such petition or decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets;

(vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for at least three Business Days;

(vii) the Servicer ceases to meet the Servicer eligibility qualifications of Fannie Mae or Freddie Mac;

(viii) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 6.1 hereof; or

(ix) any failure by the Servicer to duly perform, within the required time period, its obligations to provide any Assessment of Compliance, Attestation Report,

Compliance Statement, Back-Up SOX certification, or any other information, data or materials required to be provided hereunder, including any items required to be included in any Exchange Act report pursuant to Article V, which failure continues unremedied for a period of five days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer.

(b) If the Servicer obtains knowledge of a Servicer Event of Default, the Servicer shall promptly notify the Master Servicer, the Depositor, the Seller and the Trustee. In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatever rights the Master Servicer or the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

(c) The Master Servicer will provide written notice of the Servicer’s termination upon a Servicer Event of Default to the Servicer, the Depositor, the Seller and the Trustee. Except with respect to a Servicer Event of Default under Section 6.5(a), in which case such notice will be immediately effective, the termination of the Servicer shall not become effective until at least ten Business Days following the date such notice of termination is provided by the Master Servicer to the Servicer and the Depositor (the “Termination Notice Date”). Upon the Termination Notice Date, or ten Business Days thereafter, as applicable, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor servicer appointed pursuant to Section 8.8.

(d) If the Servicer is terminated upon the occurrence of a Servicer Event of Default as described in this Section 6.5, upon written request from the Depositor or the Master Servicer, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Master Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

(e) In connection with the foregoing, the Servicer being terminated shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Master Servicer, the Securities Administrator, the Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. If such amounts are not paid by the terminated Servicer, they shall be paid from amounts held in the Distribution Account.

SECTION 6.6 Waiver of Defaults.

The Certificateholders representing 66-2/3% of the Voting Interests may by written notice waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Securities Administrator to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.7 Servicer Covenants.

(a) If so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (B) any affiliations or relationships that develop following the closing date of this transaction between the Servicer and any Subservicer and any of the transaction parties (and any other parties identified in writing by the requesting party) with respect to this transaction, and (ii) provide to the Depositor a description of such proceedings, affiliations or relationships.

(b) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Depositor and Master Servicer, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor and Master Servicerof such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor and Master Servicer, all information reasonably requested by the Depositor or Master Servicer in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

SECTION 6.8 Indemnification.

The Servicer agrees to indemnify the Depositor, the Issuing Entity, the Trustee, the Securities Administrator and the Master Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuing Entity, the Trustee, the

Securities Administrator or the Master Servicer may sustain as a result of (i) the Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties under this Agreement, or (ii) the failure of the Servicer to perform its duties and its obligations under this Agreement and its duties and obligations to service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuing Entity, the Trustee, the Securities Administrator or the Master Servicer shall as promptly as practicable notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Issuing Entity, the Trustee, the Securities Administrator or the Master Servicer to indemnification under this Section 6.8, whereupon the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 6.9 Opinion.

On or before the Closing Date, the Servicer shall cause to be delivered to the other parties to this Agreement and the Underwriters one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof.

ARTICLE VII

MASTER SERVICER

SECTION 7.1 Duties of the Master Servicer.

(a) The Master Servicer shall master service the Mortgage Loans in accordance with the Accepted Master Servicing Practices and the provisions of this Agreement. The Master Servicer shall monitor the performance of the obligations of the Servicer hereunder.

(b) The Master Servicer shall not be required to cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action. The Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuing Entity or the Trustee in any Mortgage Loan or the rights and interests of the Issuing Entity or the Trustee under this Agreement. The Master Servicer shall have no liability for the acts or omissions of the Servicer in the performance by such Servicer of its obligations.

(c) If a party does not act as both the Master Servicer and the Securities Administrator, not later than the Business Day prior to each Distribution Date, the Master Servicer shall forward to the Securities Administrator a statement setting forth the status of any account or accounts, including any collection accounts, maintained by the Master Servicer as of the close of business on the Business Day prior to the related Distribution Date, indicating that all remittances or payments required by this Agreement to be made by the Master Servicer have been made (or if any required remittance or payment has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from any account maintained by the Master Servicer.

(d) The Master Servicer shall, in accordance with Sections 6.5 and 7.8, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed for the costs of such enforcement initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Distribution Account.

(e) If the Servicer fails to remit a Monthly Advance, the Master Servicer, in its capacity as successor servicer, shall itself make such Advance. If the Master Servicer determines that a Monthly Advance is required, it shall, on the Business Day immediately prior to the related Distribution Date, deposit in the Custodial Account immediately available funds in an amount equal to such Monthly Advance. The Master Servicer shall be entitled to be reimbursed from the Distribution Account in accordance with Section 10.1 for all Monthly Advances made by it from late collections related to such Mortgage Loan or from other funds as provided in Section 10.1. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance. In the event that the Master Servicer determines that any such Monthly Advances are Non-recoverable Advances, the Master Servicer shall provide the Trustee with a certificate signed by a Responsible Officer of the Master Servicer evidencing such determination and setting forth the basis for such determination.

(f) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

SECTION 7.2 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Trustee and the Depositor shall have consented to such action (such consent of the Trustee or the Depositor not to be unreasonably withheld or delayed); provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 7.4, shall after such transfer be payable to such successor master servicer.

SECTION 7.3 Fidelity Bond and Errors and Omission Policy.

The Master Servicer, at its expense, shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Errors and Omissions Insurance Policy shall be in such form and amount that is consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall provide the Depositor and the Trustee, upon request, with a copy of the Fidelity Bond and Errors and Omission Policy.

SECTION 7.4 Compensation to the Master Servicer.

(a) The Master Servicer will be entitled to the Master Servicer Fee on each Distribution Date. All income and gain realized from any investment of funds in the Distribution Account shall be for the benefit of the Master Servicer as compensation. Notwithstanding the foregoing, if the Master Servicer is the successor servicer, the Master Servicer shall deposit in the Distribution Account, on or before the related Distribution Date, an amount equal to the lesser of (a) its servicing compensation with respect to such Distribution Date and (b) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Distribution Date pursuant to this Agreement, but which is not paid by the Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

(b) From the Master Servicing Fee, the Master Servicer shall pay the fees of the Trustee and Custodian pursuant to an agreed fee schedule.

SECTION 7.5 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

SECTION 7.6 Examination Rights.

(a) The Depositor or their respective designees shall have the right to examine and audit any and all of the related books, records, facilities or other information of the Master

Servicer, whether held by the Master Servicer or by another on its behalf, solely and specifically relating to this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice; provided, however, that such examination will not be permitted to the extent such examination would be inconsistent with (i) the Master Servicer’s current reasonable procedures and policies in effect at such time, (ii) applicable law (including any rules and regulations promulgated thereunder), including but not limited to applicable copyright and trademark laws, (iii) any evidentiary privileges that the Master Servicer or Securities Administrator may have with respect to such materials, i.e., disclosure of such materials may cause the Master Servicer to lose such privilege, and (iv) the confidentiality obligations imposed upon the Master Servicer by any unaffiliated third-party relating to such books of account and records. Each party shall pay its own travel expenses associated with such examination.

(b) The Master Servicer shall make available for interview to the Depositor or their employees, agents, representatives and attorneys, such officers and employees that are responsible for and/or knowledgeable about the performance of the Master Servicer’s obligations under this Agreement. Any such inspection or interview shall be upon reasonable advance notice and only as long as such inspection or interview does not disrupt the operations of the Master Servicer.

SECTION 7.7 Resignation of Master Servicer.

(a) Except as otherwise provided in Section 7.12 and this Section 7.7, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the consent of the Depositor (which consent may not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. Any such determination permitting resignation pursuant to clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor. No such resignation shall become effective until a successor master servicer shall have assumed the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly, but no less than 30 days prior to the effectiveness of such resignation, by the Master Servicer to the Depositor and the Trustee.

(b) Upon the resignation of the Master Servicer and the appointment of a successor master servicer as described in the preceding paragraph, the Securities Administrator, if the same party, also may resign upon notice to the Depositor and the Trustee.

SECTION 7.8 Master Servicer to Act as Servicer; Appointment of Successor.

(a) On and after the time any Servicer resigns or is terminated pursuant to the terms of this Agreement, the Depositor, with the consent of the Master Servicer pursuant to the procedures below, shall appoint a successor servicer pursuant to this Agreement, who shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of this Agreement and applicable law.

(b) The Depositor may nominate a successor servicer to the Master Servicer by 6:00 P.M., ET, on the third Business Day following the Termination Notice Date. If the Master Servicer does not object to the proposed successor servicer by 6:00 P.M. New York City time on the fourth Business Day following the Termination Notice Date, then the Master Servicer shall appoint such proposed successor servicer as the successor servicer. If the Master Servicer delivers written notice to the Depositor that it does not consent to such proposed successor servicer, then the Depositor may nominate a successor servicer to the Master Servicer by 3:00 P.M., ET, on the sixth Business Day following the Termination Notice Date. If the Master Servicer does not object to the proposed successor servicer by 9:00 A.M., ET, on the seventh Business Day after the Termination Notice Date, then the Master Servicer shall appoint such proposed successor servicer as the successor servicer. If the Master Servicer delivers written notice to the Depositor that it does not consent to such proposed successor servicer, or the Depositor does not make a first or second proposal for a successor servicer, then the Master Servicer, in its sole discretion, will appoint a successor servicer (with the consent of the Depositor, such consent not to be unreasonably withheld or delayed) or assume the obligations of the Servicer itself. Notwithstanding the foregoing, any appointment by the Depositor of the Master Servicer as the successor servicer shall not require the consent of the Depositor.

(c) Notwithstanding any provision in this Agreement to the contrary, any right of the Depositor to appoint a successor servicer upon a Servicer Event of Default shall terminate if any amounts required to be remitted by the Servicer to the Securities Administrator (including any required Monthly Advances) have not been remitted to the Securities Administrator by the third Business Day prior to the related Distribution Date, in which event the Master Servicer will appoint a successor servicer or assume the obligations of the Servicer itself. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to any successor servicer.

(d) Any successor to the Servicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Trustee, the Securities Administrator and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; provided, further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation shall not be downgraded, withdrawn or qualified as a result of such assignment and delegation.

(e) In connection with such appointment and assumption, the Depositor may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, but not in excess of the Servicing Fee. The Depositor, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(f) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(g) The successor servicer will not assume liability for the representations and warranties of the Servicer that it replaces.

(h) Any successor to the Servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

(i) No successor servicer will be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the successor servicer. The successor servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the successor servicer, all necessary servicing files and records, including (as deemed necessary by the successor servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) mortgage loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the successor servicer, reflecting all applicable mortgage loan information. The successor servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the successor servicer acting in accordance with information prepared or supplied by a Person other than the successor servicer or the failure of any such Person to prepare or provide such information. The successor servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the servicer, or for any inaccuracy or omission in a notice or communication received by the successor servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Mortgage Loan with applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Mortgage Loan.

SECTION 7.9 Master Servicer Events of Default; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute a “Master Servicer Event of Default”:

(i) any failure by the Master Servicer (other than in its capacity as successor servicer) to remit to the Securities Administrator for payment to the Certificateholders any funds required to be remitted by the Master Servicer under the terms of this Agreement;

(ii) any failure on the part of the Master Servicer (other than in its capacity as successor servicer) duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement that materially and adversely affects the interest of the Certificateholders, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders representing 66-2/3% of the total Voting Interests and (ii) actual knowledge of such failure by a Responsible Officer of the Master Servicer;

(iii) a petition with, or decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such petition decree or order shall have remained in force undischarged or unstayed for a period of 90 days;

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer as specified in Section 7.5;

(vii) if a representation or warranty set forth in Section 3.4 shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the earlier of (a) the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Certificateholders representing 66-2/3% of the total Voting Interests and (b) actual knowledge of such failure by a Responsible Officer of the Master Servicer;

(viii) a sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of Certificateholders representing 66-2/3% Voting Interests; or

(ix) any failure of the Master Servicer to make any Advances required to be made by it hereunder within two days following notice of such default by the Trustee.

(b) If the Trustee has knowledge of any Master Servicer Event of Default described in clauses (i) through (viii) of this Section 7.9, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 7.9, if any, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Certificateholders representing 66-2/3% of the Voting Interests, terminate all of the rights and obligations of the Master Servicer hereunder. If a Master Servicer Event of Default described in clause (ix) of this Section 7.9 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (ix) of this Section 7.9, the Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof.

(c) On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, but only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (as successor Master Servicer) or a successor designated by the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination.

(d) The Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, or does not satisfy the requirements of a successor Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuing Entity and the Trustee for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e) The defaulting Master Servicer agrees to cooperate with the successor master servicer in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicer of the assignment of the master servicing function and providing the successor master servicer all documents and records in electronic or other form reasonably requested by it to enable the successor master servicer to assume the defaulting Master Servicer’s functions hereunder and the transfer to the successor master servicer for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account maintained by the Securities Administrator and any other account or fund maintained by the Master Servicer with respect to the Certificates or thereafter received with respect to the Mortgage Loans.

(f) The Trustee or the successor master servicer shall be entitled to be reimbursed by the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all reasonable and properly documented costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within 30 days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the successor master servicer shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 10.1(e); provided, that, the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

(g) The successor master servicer shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 3.4.

(h) No successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any remittance or payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

(i) Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 7.4 and Section 10.5 to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

SECTION 7.10 Waiver of Defaults.

The Certificateholders representing 66-2/3% of the Voting Interests may, on behalf of all Certificateholders, waive any default or Master Servicer Event of Default by the Master Servicer, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Securities Administrator to make any required distribution of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 7.11 Notification of Master Servicer Default.

(a) If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Securities Administrator or the Master Servicer shall immediately give written notice to the Trustee upon the Master Servicer’s failure to remit Advances on the date specified herein.

(b) The Trustee shall within 45 days after the occurrence of any Master Servicer Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Master Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

(c) Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the applicable register.

SECTION 7.12 Limitation on Liability of the Master Servicer.

(a) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, and the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement. No implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(b) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the other parties hereto, the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement.

SECTION 7.13 Master Servicer Covenants.

(a) If so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Master Servicer shall (i) notify the Depositor in writing of (A) any material litigation or governmental proceedings pending against the Master Servicer and (B) any affiliations or relationships that develop following the closing date of this transaction between the Master Servicer and any of the transaction parties (and any other parties identified in writing by the requesting party) with respect to this transaction, and (ii) provide to the Depositor a description of such proceedings, affiliations or relationships.

(b) As a condition to the succession to the Master Servicer as master servicer under this Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Master Servicer shall provide to the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

SECTION 7.14 Assignment or Delegation of Duties by Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Depositor shall have consented to such action (such consent of the Depositor not to be unreasonably withheld or delayed); provided, however, that the Master Servicer shall have the right without the prior written consent of the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 7.1, shall after such transfer be payable to such successor master servicer.

SECTION 7.15 Indemnification.

The Master Servicer agrees to indemnify the Depositor, the Seller, the Issuing Entity, the Trustee, the Securities Administrator and the Servicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Seller, the Issuing Entity, the Trustee, the Securities Administrator or the Servicer may sustain as a result of the Master Servicer’s willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor, the Issuing Entity, the Trustee, the Seller, the Securities Administrator or the Servicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or with respect to the Mortgage Loans entitling the Depositor, the Seller, the Issuing Entity, the Trustee, the Securities Administrator or the Servicer to indemnification under this Section 7.15, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 7.16 Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to other parties hereto and the Underwriter one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

ARTICLE VIII

THE SECURITIES ADMINISTRATOR

SECTION 8.1 Duties of the Securities Administrator.

(a) The Securities Administrator shall perform such duties and only such duties that are specifically set forth in the this Agreement.

(b) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate statement, opinion, report, document, order or other instrument furnished by the Servicer, the Seller, the Master Servicer or the Depositor. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Certificateholders. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer or the Cap Provider, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer or the Cap Provider.

(c) The Securities Administrator is hereby appointed as Paying Agent. On each Distribution Date, the Securities Administrator, as Paying Agent, shall make monthly payments and the final payment to the Certificateholders as provided in Section 10.5 of this Agreement. On each Distribution Date, the Securities Administrator shall make Distribution Date Reports available as provided in Section 5.5.

(d) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity and shall be, in the Securities Administrator’s opinion, no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(e) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Securities Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Trustee hereunder, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuing Entity from funds in the Distribution Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys’ fees and disbursements) incurred by the Securities Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent and Certificate Registrar) in connection with the performance of its duties hereunder.

SECTION 8.2 Records.

The Securities Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Depositor upon reasonable advance notice at any time during normal business hours.

SECTION 8.3 Compensation.

The compensation of the Securities Administrator shall be paid by the Master Servicer from its Master Servicing Fee.

SECTION 8.4 No Joint Venture.

Nothing contained in this Agreement (a) shall constitute the Securities Administrator, the Master Servicer, the Servicer, the Seller or the Depositor, respectively, and any of the Issuing Entity or the Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any joint liability as such on any of them or (c) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 8.5 Other Activities of Securities Administrator and the Depositor.

Nothing herein shall prevent the Securities Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Securities Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuing Entity.

SECTION 8.6 Certain Matters Affecting the Securities Administrator.

(a) The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(c) The Securities Administrator shall not be under any obligation to exercise any of the powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(d) The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(e) The Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificateholders entitled to at least 25% of the Voting Interests; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Certificateholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action.

(f) The Securities Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian.

(g) The Securities Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security).

(h) The Securities Administrator shall not be deemed to have notice of any Indenture Event of Default, or Servicer Event of Default or Master Servicer Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Issuing Entity and this Agreement. The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Servicer, or the Seller, nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Master Servicer, Servicer or the Seller hereunder or otherwise;

(i) The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each Paying Agent, the Certificate Registrar, agent, custodian and other Person employed to act hereunder;

(j) The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(k) Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Master Servicer, the Servicer, the Trustee, the Cap Provider, the Seller or the Custodian.

SECTION 8.7 Securities Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Issuing Entity, and neither the Securities Administrator, the Paying Agent nor the Certificate Registrar assumes any responsibility for the correctness of the same. The Securities Administrator does not make any representation or warranty as to the validity or sufficiency of this Agreement, or of the Certificates (other than the countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Servicer. The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

SECTION 8.8 Securities Administrator May Own Certificates.

The Securities Administrator, in its individual capacity, or in any capacity other than as Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights as it would have if it were not Securities Administrator, and may otherwise deal with the parties hereto.

SECTION 8.9 Eligibility Requirements for the Securities Administrator.

The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.10, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.10, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.11.

SECTION 8.10 Resignation and Removal of the Securities Administrator.

(a) The Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Trustee, the Master Servicer, the Servicer and each Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 60 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

(b) If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.11 or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar). If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.11, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Securities Administrator and one copy to each of the Master Servicer and the Servicer.

(c) The Certificateholders entitled to at least 51% of the Voting Interests may at any time remove the Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) and appoint a successor Securities Administrator by written instrument or instruments signed by such Certificateholders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Securities Administrator and the Master Servicer and the Servicer by the Depositor.

SECTION 8.11 Successor Securities Administrator.

(a) Any successor Securities Administrator appointed as provided in Section 8.11 shall execute, acknowledge and deliver to the Depositor, the Issuing Entity, the Trustee, the Servicer, the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator. The Depositor, the Issuing Entity, the Trustee, the Servicer, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

(b) No successor Securities Administrator shall accept appointment as provided in this Section 8.12 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.10, and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Certificates rated by any Rating Agency, as evidenced by a letter from each Rating Agency.

(c) Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.12, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.12 Merger or Consolidation of Securities Administrator.

Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.13 Limitation of Liability.

(a) No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement;

(ii) The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

(iii) The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Certificateholder as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv) The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

SECTION 8.14 Opinion.

On or before the Closing Date, the Securities Administrator shall cause to be delivered to other parties hereto and the Underwriters one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the recipients thereof, as to the due authorization, execution and delivery of this Agreement by the Securities Administrator and the enforceability thereof.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.1 Duties of Trustee.

(a) The Trustee undertakes to perform only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee.

(b) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee as to the truth of the statements and the correctness of the opinions expressed therein; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Agreement.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i) this paragraph does not limit the effect of paragraphs (a) and (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith; and

(iv) the Trustee shall not be required to take notice or be deemed to have notice or knowledge of (A) any failure by the Servicer or the Master Servicer to comply with their obligations hereunder or (B) any Servicer Event of Default or a Master Servicer Event of Default, unless a Responsible Officer of the Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Servicer Event of Default or Master Servicer Event of Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that there is no Servicer Event of Default or Master Servicer Event of Default.

(d) Money held in trust by the Trustee, if any, need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

(e) No provision of this Agreement shall require the Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.1 and Section 9.2.

(g) The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Fund, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement and (ii) in accordance with any document or instruction delivered to the Trustee pursuant to the terms of this Agreement. No implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee agrees that it will promptly take all action as may be necessary to discharge any liens on any part of the Trust Fund that result from actions by, or claims against itself (in its individual capacity, and not in the capacity of Trustee) that are not related to the administration of the Trust Fund.

SECTION 9.2 Rights of Trustee.

(a) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, provided that the Trustee shall not be responsible for any misconduct or negligence on the part if any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(d) The Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Agreement and the Certificates shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

(e) In the event that the Trustee is also acting as Master Servicer hereunder, the rights and protections afforded to the Trustee pursuant to this Article IX shall be afforded to such Master Servicer.

(f) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(g) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain documentation from the other parties to this Agreement, including, but not limited to, each party’s name, address, and other identifying information.

SECTION 9.3 Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (a) applicable bankruptcy and insolvency laws and other laws affecting the enforcement of the rights of creditors generally, and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Custodial Account, Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.4 Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee, in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not the Trustee or such Affiliate or agent.

SECTION 9.5 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Servicer, the Master Servicer or the Securities Administrator. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.5.

SECTION 9.6 Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer and the Securities Administrator. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement or (iv) the continued use of the Trustee would result in a downgrading, withdrawal or qualification of the rating by any Rating Agency of any Class of Offered Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee, one copy to the successor trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator.

(c) The Holders of a Majority in Interest of the Certificates may at any time upon 30 days written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy each to the Servicer, the Master Servicer and the Securities Administrator. The Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor, the Servicer, the Master Servicer and the Securities Administrator.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.7.

SECTION 9.7 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 9.6 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Master Servicer, the Securities Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. A predecessor trustee shall deliver to the successor trustee, all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, if any, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the successor Trustee and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 9.5.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

SECTION 9.8 Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 9.5.

SECTION 9.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time the Trustee, the Depositor or a Holder of a Majority in Interest of each Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Trustee that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing a Majority in Interest of the Voting Interests may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Trustee.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.5 and no notice to Certificateholders of the appointment shall be required under Section 9.7.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 9.11.

SECTION 9.10 Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable pursuant to Section 9.11 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder.

Such compensation and reimbursement shall not be limited by any provision of law in regard to compensation of a trustee of an express trust. The provisions of this Section 9.10 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 9.11 Fees and Expenses of Trustee.

The Trustee shall be entitled to a fee payable by the Master Servicer from the Master Servicing Fee. The Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties hereunder and any such expenses arising from its negligence, bad faith or willful misconduct.

ARTICLE X

TRUST ADMINISTRATION

SECTION 10.1 Distribution Account.

(a) The Securities Administrator shall establish and maintain accounts (the “Distribution Account”), designated “Distribution Account of [ - ], as Securities Administrator, f/b/o First NLC Trust 200  -  .” The Distribution Account shall be established as an Eligible Account. All funds required to be deposited in the Distribution Account shall be held in trust for the Trustee until withdrawn in accordance with Section 5.2. The Securities Administrator shall segregate and hold all funds collected and received pursuant to Section 4.24 separate and apart from any of its own funds and general assets. Within five Business Days following any request of the Trustee, the Securities Administrator shall provide the Trustee with written confirmation of the existence of such Distribution Account.

(b) Funds on deposit in the Distribution Account may be invested at the direction of the Master Servicer, but only in Eligible Investments selected by the Master Servicer, which Eligible Investments shall mature not later than the Distribution Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Master Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Account by the Master Servicer out of its own funds immediately as such losses are realized.

(c) The Distribution Account shall initially be maintained at [Name of Securities Administrator]. If an existing Distribution Account ceases to be an Eligible Account, the Securities Administrator shall establish a new Distribution Account that is an Eligible Account within ten days and transfer all funds and investment property on deposit in such existing Distribution Account into such new Distribution Account. The Securities Administrator shall give to the Master Servicer and the Trustee prior written notice of the name and address of any other depository institution at which the Distribution Account is maintained and the account number of such Distribution Account.

(d) The Securities Administrator promptly shall deposit or cause to be deposited into the Distribution Account all amounts remitted to it by the Servicer pursuant to Section 4.24. On each Distribution Date, the entire amount on deposit in the Distribution Account (subject to permitted withdrawals) shall be applied to make the required distributions of principal and/or interest on each class of Certificates.

(e) The Securities Administrator shall make withdrawals from the Distribution Account only for the purposes set forth in Section 10.5 and for the following purposes:

(i) to withdraw amounts deposited in the Distribution Account in error;

(ii) to reimburse the Master Servicer or the Servicer, as applicable, for Monthly Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (iii) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable portion of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Monthly Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Monthly Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse the Master Servicer or the Servicer from Liquidation Proceeds for amounts expended by it in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v) to pay to the Seller or Servicer, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not remitted on the date on which the related purchase was effected, and to pay to the applicable party any Monthly Advances and Servicing Advances to the extent specified in the definition of Repurchase Price;

(vi) to the extent not paid by the Servicer, to pay any insurance premium with respect to a Mortgage Loan;

(vii) to pay to the Master Servicer income earned on the investment of funds on deposit in the Distribution Account;

(viii) on or immediately prior to each Distribution Date, to pay to the Master Servicer the Master Servicing Fee;

(ix) to make payment of expenses and indemnities to itself, the Master Servicer, the Trustee, the Custodian and the Servicer pursuant to any provision of this Agreement;

(x) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 7.9, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xi) to clear and terminate the Distribution Account pursuant to Article XIII.

In connection with withdrawals pursuant to subclauses (ii), (iii) and (v) above, the Master Servicer’s or the Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Securities Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Distribution Account it maintains pursuant to such subclauses.

SECTION 10.2 Reserve Account

(a) The Securities Administrator shall establish and maintain a time, demand or deposit account (“Reserve Account”) designated “Reserve Account of -[ - ], as trustee f/b/o First NLC Trust 200  -  .” The Reserve Account shall be established as an Eligible Account. All funds required to be deposited in the Reserve Account shall be held for the benefit of the Certificateholders until withdrawn in accordance with Section 10.2(b). The Trustee shall deposit in the Reserve Account on the date received by it, any Cap Payment received for the related Distribution Date, which amounts shall be maintained separate and apart from any of the Trustee’s own fund and general assets. Funds in the Reserve Account shall not be invested.

(b) On each Distribution Date, the Trustee shall withdraw from the Reserve Account any Cap Payment and any amounts deposited in the Reserve Account pursuant to Section 10.5(a)(iii)(D), and apply it in the following order of priority:

(i) first, to the Class A Certificates, pro rata, any Interest Distribution Amount to the extent remaining unpaid, to be distributed pursuant to Section 10.5(a)(iii)(A);

(ii) second, to the Class M Certificates in numeric order, any Interest Distribution Amount to the extent remaining unpaid, to be distributed pursuant to Section 10.5(a)(iii)(C);

(iii) third, as principal to each class of Certificates, any Overcollateralization Deficiency Amount to the extent remaining unpaid and to the extent of Realized Losses, to be distributed pursuant to Section 10.5(a)(iii)(B);

(iv) fourth, to each class of Certificates, pro rata, any unpaid Net WAC Cap Carryover Amount to the extent remaining unpaid, to be distributed pursuant to Section 10.5(a)(iii)(D);

(v) fifth, sequentially to each class of Class M Certificates in numeric order, to pay any unpaid Applied Loss Amounts to such class to the extent remaining unpaid, to be distributed pursuant to Section 10.5(a)(iii)(C); and

(vi) sixth, to the Class C Certificates, any remaining amount on deposit in the Reserve Account.

(c) The Reserve Account shall not be an asset of any REMIC created pursuant to this Agreement. The Reserve Account will constitute an “outside reserve fund” for purposes of the REMIC Provisions. The beneficial owner of the Reserve Account is the Class C Certificateholder. For all federal tax purposes, amounts transferred or reimbursed to the Reserve Account in respect of the Class C Distribution Amount shall be treated as a distribution by the Securities Administrator from REMIC II to the Class C Interest and from the Class C Interest to the Class C Certificateholder.

(d) Any Net WAC Cap Carryover Amounts (exclusive of payments from the Cap Agreement) paid by the Securities Administrator pursuant to this Section 10.2 to the Class C Certificates, shall be accounted for by the Securities Administrator as amounts paid first as a distribution from REMIC II to the holder of Class C Interest and from the holder of the Class C Interest to the Class C Certificates and then to the relevant Certificates from the Reserve Account. In addition, the Securities Administrator shall account for the rights of Holders of the Class A and Class M Certificates to receive payments of Net WAC Cap Carryover Amounts as rights in limited recourse interest rate cap contracts written by the Class C Certificates in favor of the Holders of the Class A and Class M Certificates.

(e) For federal tax return and information reporting, the right of the Holders of the Class A and Class M Certificates to receive payments under the Cap Agreement shall be assigned a value of zero.

SECTION 10.3 Calculation of LIBOR.

LIBOR shall be calculated in accordance with Schedule C.

SECTION 10.4 Cap Agreement.

(a) The Trustee is hereby directed to execute, deliver and perform its obligations under the Cap Agreement on the Closing Date and thereafter on behalf of the Holders of the Certificates. The Seller, the Servicer, the Depositor and the Certificateholders by acceptance of their Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Cap Agreement and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

(b) The Trustee is hereby directed to represent and warrant to the Cap Provider under the Cap Agreement that the beneficial owner for United States federal income tax purposes of payments made under the Cap Agreement is either:

(i) a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations (the “Regulations”)) for United States federal income tax purposes, or

(ii) a “non-U.S. branch of a foreign person” as that term is used in section 1.1441-4(a)(3)(ii) of the Regulations for United States federal income tax purposes, and a “foreign person” as that term is used in section 1.6041-4(a)(4) of the Regulations for United States federal income tax purposes.

SECTION 10.5 Priorities of Distribution.

(a) On each Distribution Date, the Securities Administrator shall withdraw Available Funds from funds then on deposit in the Distribution Account and apply such funds in the following order of priority:

(i) Interest Proceeds will be distributed in the following order of priority:

(A) first, to pay to pay the Servicing Fee, the Master Servicing Fee and any indemnities and expenses due and payable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian, if any;

(B) second, the Class A Certificates, its Interest Distribution Amount; and

(C) third, sequentially to the Holders of each Class of Class M Certificates in numeric order, their respective Interest Distribution Amounts.

(ii) Principal Proceeds will be paid in the following order of priority:

(A) On any Distribution Date prior to the Stepdown Date or if a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

(1) first, to the Class A Certificates, in reduction of its Certificate Principal Balance, until reduced to zero;

(2) second, to each Class of Class M Certificates sequentially in numeric order in reduction of their respective Certificate Principal Balances, each until reduced to zero; and

(B) On any other Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

(1) first, to the Class A Certificates, the Senior Principal Distribution Amount, in reduction of its Certificate Principal Balance until reduced to zero;

(2) second, to each Class of Class M Certificates, sequentially in numeric order, its respective Class Principal Distribution Amount, in reduction of the Certificate Principal Balance of such class, until the Certificate Principal Balance of such class has been reduced to zero;

(iii) Excess Cashflow, if any, will be distributed in the following order of priority:

(A) first, to the Class A Certificates, any unpaid amounts due pursuant to clause (i)(B) above;

(B) second, to each Class of Class A and Class M Certificates, to pay the Overcollateralization Deficiency Amount as principal, to be distributed pursuant to clause (ii)(A)(1) and (2) or clause (ii)(B)(1) and (2), as applicable, above;

(C) third, to each Class of the Class M Certificates sequentially in numeric order, (1) first, to pay any unpaid Interest Distribution Amounts, and (2) second, to pay any unpaid Applied Loss Amount for such Distribution Date and unpaid Applied Loss Amounts from a prior Distribution Date for such Class of Class M Certificates;

(D) fourth, from amounts otherwise payable to the Class C Certificates, to the Reserve Account, an amount equal to any unpaid Net WAC Cap Carryover Amount, and from the Reserve Account, to the Holders of each Class of Class A and Class M Certificates, pro rata based upon the entitlement of each class, any unpaid Net WAC Cap Carryover Amount;

(E) fifth, to the Class C Certificates, the Class C Distributable Amount (in respect of the Class C Interest); and

(F) to the Class R and RX Certificates (from their respective REMICs), any remaining amount.

(b) Amounts distributed to the Residual Certificates pursuant to Section 10.5(a)(iii)(F) above on any Distribution Date shall be allocated among the Residual Interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the REMIC Regular Interests and/or Regular Certificates of such REMIC on such Distribution Date.

(c) Amounts in the Reserve Account will be applied on each Distribution Date as set forth in Section 10.2.

(d) On each Distribution Date, all amounts representing (i) Prepayment Premiums in respect of the Mortgage Loans received during the related Prepayment Period and (ii) any Non-Mortgagor Prepayment Premium Payment Amount received during the related Prepayment Period shall be distributed to the Class P Certificate. The payment of the foregoing amounts shall not reduce the Certificate Principal Balance of the Class P Certificates. On the Distribution Date immediately following the expiration of the latest Prepayment Premium term as identified on the Mortgage Loan Schedule, or on any Distribution Date thereafter, the Class P Certificates (in respect of the Class P Interest) shall be entitled to receive $100.00 in retirement of the principal balance of the REMIC regular interest represented by the Class P Certificates, which distribution shall be made immediately before any distributions pursuant to Section 10.5(a)(iii) on such Distribution Date.

SECTION 10.6 Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Securities Administrator shall determine the total amount of Realized Losses, with respect to the Prepayment Period related to the Distribution Date based upon information from the Servicer. If on any Distribution Date, after giving effect to all distributions on the Certificates on such Distribution Date and the increase of Certificate Principal Balance as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for such Distribution Date (such excess, an “Applied Loss

Amount”), the Certificate Principal Balance of the Class M Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Certificate Principal Balance to the Class M Certificates in reverse order of their respective numerical Class designations until the respective Certificate Principal Balance of each such Class is reduced to zero.

(b) Any Applied Loss Amount allocated to a Class of Certificates or any reduction in the Certificate Principal Balance of a Class of Certificates pursuant to Section 10.6(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balance.

(c) Any allocation of the Applied Loss Amount to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 10.6(a) above shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of Certificate Principal Balance.

SECTION 10.7 REMIC Distributions.

(a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the Uncertificated REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(i) first, to the extent of the Available Funds to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTP), pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of Uncertificated REMIC I Regular Interest LTZZ shall be reduced and deferred when the REMIC I Overcollateralized Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Interest Deferral Amount, and such amount shall be payable to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP) in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTZZ shall be increased by such amount;

(ii) to the Uncertificated REMIC I Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(1) 98.00% of such remainder (other than amounts payable under clause (3) below), to Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP, until the Uncertificated Balance of such Uncertificated REMIC I Regular Interest is reduced to zero, provided, however, that REMIC I Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Premium or any Distribution Date thereafter, at which point such amount shall be distributed to Uncertificated REMIC I Regular Interest LTP, until $100 has been distributed pursuant to this clause;

(2) 2.00% of such remainder (other than amounts payable under clause (3) below) first, to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTZZ and Uncertificated REMIC I Regular Interest LTP), 1.00% and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests are reduced to zero and second, to Uncertificated REMIC I Regular Interest LTZZ, until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest is reduced to zero; and

(3) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) Uncertificated REMIC I Regular Interest LTAA and REMIC I Regular Interest LTP and (ii) Uncertificated REMIC I Regular Interest LTZZ, respectively; and

(iii) on each Distribution Date, all amounts representing Prepayment Premiums received in respect of the Mortgage Loans shall be distributed by REMIC I to Uncertificated REMIC I Regular Interest LTP. The payments of the foregoing amounts shall not reduce the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTP.

(b) Amounts distributed to the Class P Certificates pursuant to Section 10.5(d) and any distributions to the Class C Certificates shall be deemed distributed to the Corresponding Class of Uncertificated REMIC II Regular Interests and then to the respective Corresponding Class of Certificates.

(c) The following losses shall be deemed to be allocated as follows:

(i) The aggregate amount of any Net Prepayment Interest Shortfalls and the aggregate amount of any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be deemed to be allocated to Uncertificated Interest payable to each Uncertificated REMIC I Regular Interest (other than Uncertificated REMIC I Regular Interest LTAA) pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest; and

(ii) All Realized Losses on the Mortgage Loans shall be deemed to be allocated on each Distribution Date to the following Uncertificated REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to (i) Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTP and (ii) Uncertificated REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA and Uncertificated REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM2 and Uncertificated REMIC I Regular Interest LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM2 has been reduced to zero; and fourth, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest LTAA, Uncertificated REMIC I Regular Interest LTM1 and Uncertificated REMIC I Regular Interest LTZZ, 98.00%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest LTM1 has been reduced to zero;

(d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 10.7 (other than with respect to the Certificates that are deemed distributions, and distributions of funds to the Certificates) shall be made only in accordance with Sections 10.5 and 10.6 hereof.

(e) It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Securities Administrator determines that the Residual Certificates are entitled to any distributions, the Securities Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will request an amendment to the Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by their acceptance of their Certificates, and the Master Servicer hereby agree and no further consent shall be necessary, notwithstanding anything to the contrary in this Agreement.

SECTION 10.8 Indemnification.

(a) The Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, and any director, officer, employee or agent of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of such Person’s duties hereunder or by reason of reckless disregard of such Person’s obligations and duties hereunder. None of the Depositor, the Servicer, the Master Servicer or the Securities

Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Servicer, the Master Servicer and the Securities Administrator may in its respective sole discretion undertake any such claim that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Master Servicer and the Securities Administrator shall be entitled to be reimbursed therefor out of the Distribution Account.

(b) The Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Trust Fund from amounts held in the Payment Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements, and advances, including costs of collection, upon any Indenture Event of Default, any breach of this Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties under this Agreement (including the reasonable compensation, expenses and disbursements of its counsel), except any such expense, loss, liability, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Account are insufficient therefor, the Securities Administrator shall recover such expenses from future funds deposited in the Distribution Account. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust. Such obligations shall survive the termination of this Agreement and the removal or resignation of the Securities Administrator.

ARTICLE XI

THE CERTIFICATES

SECTION 11.1 The Certificates.

(a) The Certificates shall be substantially in the forms attached hereto as Exhibit G-1, Exhibit G-2, Exhibit G-3, Exhibit G-4, Exhibit G-5 and Exhibit G-6. The Certificates shall be issuable in registered form, in the minimum denominations and percentage interests and aggregate denominations per Class set forth in the Preliminary Statement.

(b) Subject to Section 13.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (i) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

(c) The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Securities Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor or any Affiliate thereof.

SECTION 11.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator, as Certificate Registrar, shall maintain, or cause to be maintained in accordance with the provisions of Section 11.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator’s customary procedures.

(b) No transfer of a Certificate other than an Offered Certificate shall be made unless such transfer is (a) made between affiliates of the Depositor (inclusive of the Depositor), (b) by the Depositor to a trust for which it is the sponsor, (c) made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under such Act and such state securities laws or (d) to the indenture trustee under the Indenture. In the event that a transfer other than a transfer to the indenture trustee under an Indenture is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect the transfer of a Private Certificate shall (i) certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit H (the “Transferor Certificate”) and (ii) deliver to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. Such Certificateholder’s prospective transferee shall execute and deliver to the Securities Administrator a letter substantially in the form of either Exhibit I-1 (the “Investment Letter”) or Exhibit I-2 (the “Rule 144A Letter”). The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request in the Securities Administrator’s possession to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No transfer of an ERISA Restricted Certificate (other than a transfer to the indenture trustee under an Indenture) shall be made unless the Securities Administrator shall have received a Benefit Plan Affidavit substantially in the form of Exhibit J including (i) a representation from the transferee of such Certificate to the effect that such transferee is not an employee benefit plan or arrangement, including a collective investment fund (or insurance company general account) or an individual retirement account that is subject to title I of ERISA, the Code or a governmental plan (as defined in section 3(32) of ERISA), or a church plan (as defined in section 3(33) of ERISA) or other employee benefit plan or retirement arrangement that is subject to any federal, state or local law which is substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”) nor any person acting directly or indirectly on behalf of a Plan or using the assets of a Plan, (ii) in the case of an ERISA Restricted Certificate (other than a Residual Certificate, a Class C Certificate or a Class P Certificate) that has been the subject of an underwriting that meets the requirements of V(h) of PTCE 95-60 (defined below), if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate (other than a Residual Certificate) presented for registration in the name of a Plan or a trustee of any such plan or any other person acting for or on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of either the Securities Administrator or the Trust Fund, addressed to the Securities Administrator to the effect that the purchase and holding of such ERISA Restricted Certificate will not (a) result in the assets of the Trust Fund being deemed to be assets of a Plan (b) give rise to a fiduciary duty under ERISA on the part of the transferee, the Depositor, the Servicer, the Master Servicer or the Securities Administrator or (c) be treated as, or result in, a prohibited transaction under ERISA or Section 4975 of the Code or any violation of Similar Law. For purposes of clauses (i) and (ii) above, with respect to an ERISA Restricted Certificate that is a Book-Entry Certificate, in the event the Benefit Plan Affidavit is not so furnished, the representations referred to in the preceding sentence shall be deemed to have been made to the Securities Administrator by the transferee’s (including an initial acquirer’s) acceptance of the ERISA Restricted Certificates. Neither a Benefit Plan Affidavit nor an Opinion of Counsel shall be required in connection with (i) the initial transfer of any Certificate by the Depositor to an affiliate of the Depositor, (ii) the transfer of any such Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case such transferee shall be deemed to have represented that it is not purchasing with Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a plan or any Person acting directly or indirectly on behalf of a Plan or using assets of a Plan without compliance with the conditions described above shall be void and of no effect.

To the extent permitted under applicable law (including ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 11.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 11.2 in connection with transfer shall be at the expense of the parties to such transfers, and not an expense of the Securities Administrator or the Trust Fund.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

(i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository;

(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

(iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

(vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (i) (A) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Securities Administrator or the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system, or at the direction of Certificate Owners representing at least 51% of the Certificate Principal Balance advises the Securities Administrator and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator , to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Securities Administrator an affidavit in substantially the form attached hereto as Exhibit K representing and warranting, among other things, that such transferee is a Permitted Transferee and an agreement in the form attached hereto as Exhibit L, agreeing among other things to comply with this Section 11.2(f). In addition, the Securities Administrator may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Securities Administrator, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Depositor nor the Securities Administrator shall be under any liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Securities Administrator making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 11.2(f), unless the Securities Administrator shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith. Any payment (not including any such costs and expenses) so recovered by the Securities Administrator shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 11.2(f), then upon receipt of written notice to the Securities Administrator that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 11.2(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor and the Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 11.2(f), or for the Securities Administrator making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 11.2(f).

(g) Each Holder of an ERISA Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

SECTION 11.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 11.3, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 11.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 11.4 Persons Deemed Owners.

The Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

SECTION 11.5 Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The

Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 11.6 Maintenance of Office or Agency.

The Securities Administrator shall maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its office at                              for such purposes. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

SECTION 11.7 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Securities Administrator, the Master Servicer or the Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Default or a Master Servicer Event of Default and of the continuance thereof, and unless also the Holders of Certificates evidencing not less than 51% of the Voting Interests of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee indemnity reasonably satisfactory to it as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such 60-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.7, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.8 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Depository, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trustee, if made in the manner provided in this Section 11.8. Each of the Trustee and the Trustee shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Trustee, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE XII

THE DEPOSITOR

SECTION 12.1 Liabilities of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 12.2 Merger or Consolidation of the Depositor.

(a) The Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 12.3 Limitation on Liability of the Depositor and Others.

None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor shall be entitled to be reimbursed therefor out of the Distribution Account on any Distribution Date.

ARTICLE XIII

TERMINATION

SECTION 13.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 13.3, the obligations and responsibilities of the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of:

(a) on any Distribution Date on which the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans on such Distribution Date is 10% or less than the Cut-off Date Balance, the purchase by the Servicer (or an Affiliate) of all Mortgage Loans and REO Properties remaining in the Trust Fund (any such event, a “Clean-up Call”) at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan plus one month’s accrued interest thereon at the applicable Adjusted Net Mortgage Rate and any unpaid interest shortfall due on the outstanding Certificates up to and including the first day of the month in which the Termination Price is paid plus (ii) the fair market value of the REO Property as determined in good faith by the Servicer, plus (iii) unreimbursed Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, plus (iv) all amounts, if any, then due and owing to the Master Servicer and the Servicer under this Agreement (the “Termination Price”), and

(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.

In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Final Scheduled Distribution Date.

The Servicer, or the Master Servicer, in the order described below, may elect to terminate the Trust Fund pursuant to clause (a) above. The Servicer shall first have the right to exercise the purchase option described in the foregoing sentence upon written notice to the Depositor, the Securities Administrator and the Trustee. If the Servicer does not exercise its right within 30 days of first becoming eligible to do so, the Master Servicer shall then have the right to exercise such purchase option for the next 30-day period upon written notice to the Depositor, the Securities Administrator and the Trustee.

SECTION 13.2 Final Distribution on the Certificates.

If on any Determination Date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Servicer shall notify the Securities Administrator, which shall promptly send a final distribution notice to each Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month immediately preceding the month of such final distribution and no later than the tenth day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. The Servicer shall, no later than the Business Day prior to the Distribution Date on which the final distribution is to be made, remit the Termination Price to the Securities Administrator for deposit in the Distribution Account.

Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 10.5, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to the Certificate Principal Balance thereof plus accrued interest thereon.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class C, P, R and RX Certificateholders, upon written request to the Securities Administrator at the applicable Corporate Trust Office, shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

SECTION 13.3 Additional Termination Requirements.

(a) In the event the Servicer or the Master Servicer exercises the Clean-up Call as provided in Section 13.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator has been supplied with an Opinion of Counsel, at the expense of the Servicer or the Master Servicer, as applicable, to the effect that the failure to comply with the requirements of this Section 13.3 shall not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer or the Master Servicer under Section 13.2, at the expense of the Servicer or the Master Servicer, as applicable, the Securities Administrator shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which meets the requirements of a qualified liquidation;

(ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer or the Master Servicer for cash in accordance with Section 13.1;

(iii) On the date specified for final payment of the Certificates, the Securities Administrator shall cause to be made final distributions of principal and interest on the Certificates in accordance with Section 13.2 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) The Securities Administrator as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Servicer or the Master Servicer and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator .

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Securities Administrator to prepare and the Securities Administrator to adopt and sign a plan of complete liquidation.

ARTICLE XIV

REMIC ADMINISTRATION

SECTION 14.1 REMIC Administration.

(a) The REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return prepared by the Securities Administrator and signed by the Trustee for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. Following the Closing Date, the Securities Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service. The Securities Administrator shall also apply for an employer identification number by means of a Form SS-4 for the Issuing Entity separate and apart from any Trust REMIC.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Final Scheduled Distribution Date.

(c) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).

(d) The Securities Administrator shall prepare, and the Trustee shall sign and file, each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

(e) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Securities Administrator such information as is necessary for the Securities Administrator to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) To the extent within their control, the Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action reasonably necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Securities Administrator or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) The largest percentage holder of the Class R and Class RX Certificates shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to their respective REMICs. The Trustee shall act as agent for the Holder of the Class R and Class RX Certificates in such roles, unless and until another party is so designated by the Holder of the Class R or the Class RX Certificate.

(l) The Securities Administrator shall treat (i) the rights of the Class A and Class M Certificates to receive Net WAC Cap Carryover Amounts (other than amounts paid under the Cap Agreement) as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the Holders of the Class A and Class M Certificates and (ii) the rights of the Class C Certificates under the Cap Agreement in accordance with the respective terms thereof and shall assign such rights for federal tax return and information reporting a value of zero. The Securities Administrator shall account for such as property held separate and apart from the regular interests it holds in each of the REMICs created hereunder. The provisions of this paragraph and Section 13.1(l) are intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistent with such regulation. On each Distribution Date, to the extent the Class A and Class M Certificates receive interest in excess of their Pass-Through Rate, such interest will be treated as distributed to the Class C Interest and then to the Class C Certificates, together with any amounts deposited in the Reserve Account in respect of the Cap Agreement and then paid to the Class A and Class M Certificates pursuant to the related Cap Agreement.

SECTION 14.2 Prohibited Transactions and Activities.

None of the Depositor, the Trustee or the Securities Administrator shall (a) sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article XII, or (iv) a substitution or a repurchase of Mortgage Loans pursuant to Article II or (b) acquire any assets for any REMIC, or (c) sell or dispose of any investments in the Distribution Account for gain, or accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (i) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (ii) affect the distribution of interest or principal on the Certificates, (iii) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (iv) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 14.3 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to a violation of this Pooling and Servicing Agreement or due to the negligent performance by the Securities Administrator, the Trustee, the Master Servicer or a Servicer of its duties and obligations set forth herein, the Trustee, the Securities Administrator, the Master Servicer or a Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that such party shall not be liable for any such Losses attributable to the action or another party to this Agreement or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which such party has relied. Notwithstanding the foregoing, however, in no event shall the Trustee, the Securities Administrator, the Master Servicer or a Servicer have any liability (a) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement and (b) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

ARTICLE XV

AMENDMENT

SECTION 15.1 Without Consent of the Certificateholders.

(a) This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add to the duties of the Depositor, the Seller, the Securities Administrator, the Master Servicer, the Servicer or the Trustee, but only if such duties would not constitute a significant change to the permitted activities of the Issuing Entity; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, which Opinion of Counsel shall be expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, adversely affect in any material respect the interests of any Certificateholder; and provided further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, withdrawal or qualification of the respective ratings then assigned to the Certificate.

(b) The Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any Trust REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, maintain such qualification, avoid or minimize the risk of the imposition of such a tax or comply with any such requirements of the Code.

SECTION 15.2 With Consent.

This Agreement also may be amended from time to time by the Depositor, the Seller, the Securities Administrator, the Master Servicer, the Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

SECTION 15.3 Procedure and Notice.

(a) Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

(b) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment shall not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding.

(d) Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that such amendment is permitted by this Agreement and that all requirements for amending this Agreement have been complied with.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

SECTION 16.1 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 16.2 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 16.3 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 16.4 Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

SECTION 16.5 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 16.6 Notices.

(a) The Securities Administrator shall promptly provide notice to each Rating Agency of its resignation.

(b) The Securities Administrator shall make available to each Rating Agency copies of each report to Certificateholders described in Section 5.5.

(c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to the following addresses or such other address as may hereafter be furnished to the Trustee:

(i)	in the case of the Depositor:

First NLC Securitization, Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: Michael Warden
Telephone: (703) 312-1809
Facsimile: (703) 469-1075

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140;

(ii)		in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto;

(iii)		in the case of if to the Seller:

First NLC Financial Services, LLC
700 West Hillsboro Boulevard, Bdlg 1
Deerfiled Beach, Florida 33441
Attention:
Telephone: (954) 420-0060
Facsimile:

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22202
Attention: FBR Chief Legal Counsel
Telephone: (703) 469-1040
Facsimile: (703) 469-1140;

(iv)		in the case of the Servicer:

______________________

______________________

______________________

(v)		in the case of the Master Servicer or the Securities Administrator:

______________________

______________________

______________________

(vi)		in the case of the Rating Agencies, addressed to:

	(A)	Standard & Poor’s, a division of the McGraw-Hill Companies
55 Water Street, 41st Floor
New York, New York 10041
Facsimile: (212) 438-2664
Attention: Structured Finance Ratings, Mortgage-Backed Securities

and

	(B)	Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
telecopy no. (212) 553-0355

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 16.7 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 16.8 No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 16.9 Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 16.10 No Petitions.

The Trustee, the Master Servicer, the Securities Administrator and the Servicer, by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

SECTION 16.11 Certificates Fully Paid and Nonassessable.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 16.12 Protection of Assets.

(a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i) borrow money or issue debt;

(ii) merge with another entity, reorganize, liquidate or sell assets; or

(iii) engage in any business or activities.

(b) Each of the Trustee, the Securities Administrator and the Depositor agrees that it shall not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST NLC SECURITIZATION, INC., as Depositor

By:
Name:
Title:
, as Trustee

By:

Name:
Title:

FIRST NLC FINANCIAL SERVICES, LLC, as Seller

By:

Name:
Title:
, as Servicer

By:
Name:
Title:

, as Master
Servicer and as Securities Administrator

By:
Name:
Title:

[POOLING AND SERVICING AGREEMENT]

SCHEDULE A

Mortgage Loan Schedule

A-1

SCHEDULE B

Representations and Warranties in respect of the Mortgage Loans

The Seller hereby makes the following representations and warranties with respect to each Mortgage Loan, as of the Closing Date, or such other date as is indicated:

a) The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

b) No Mortgage Loan is more than 60 days delinquent as of the Cut-off Date. Less than 2% of the Mortgage Loans are more than 30 days delinquent as of the Cut-off Date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

c) There are no defaults in complying with the terms of the Mortgage (other than with respect to payments of principal or interest that are less than 60 days delinquent) and there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the insurer under the title insurance, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the title insurance, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

f) All buildings upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all currently due premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance

Administration is in effect which policy conforms to the standards applied by prudent mortgage lending institutions which originate mortgage loans of the same type as the Mortgage Loan in the jurisdiction where the related Mortgage Property is located. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity;

g) Any and all requirements of any federal, state or local law including, without limitation, laws governing prepayment penalties, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory lending, abusive lending and disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

h) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Except in accordance with servicing standards applied by prudent servicers which service mortgage loans of the same type as the Mortgage Loan, the Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

i) The related Mortgage is properly recorded and is a valid, existing and enforceable (subject to bankruptcy laws and general principals of equity) (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (subject to bankruptcy laws and general principals of equity) (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. With respect to First Lien Mortgage Loans, unless otherwise indicated on the final Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. With respect to Second Lien Mortgage Loans, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

j) With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

k) With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

l) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy laws and general principles of equity;

m) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person and the identity of such natural person was fully verified by the Seller;

n) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

o) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfer and assignments to the Depositor, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Depositor will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien;

p) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

q) The Mortgage Loan is covered by an ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1 or equivalent) or other generally accepted form of insurance acceptable to prudent lenders of mortgage loans similar to the Mortgage Loan, issued by a title insurer or other issuer acceptable to prudent lenders of mortgage loans similar to the Mortgage Loan and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (9)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Final Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the purchase transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

r) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration (other than a payment delinquency of less than one month). With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder (other than a payment delinquency of less than one month), and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

s) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

t) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

u) [Reserved];

v) Scheduled Monthly Payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan except for Second Lien Mortgage Loans, the Mortgage Note is payable on the first day of each month in Scheduled Monthly Payments, which Scheduled Monthly Payments with respect to any Mortgage Loan (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to bear interest at the related Mortgage Rate, (B) in the case of an interest-only Mortgage Loan, are sufficient, subject to adjustment at the Interest-Only Adjustment Date, to fully amortize the original principal balance over the original term thereof and to bear interest at the related Mortgage Rate, (C) in the case of an Adjustable Rate Mortgage Loan, are determined on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate and (D) in the case of a Balloon Loan, are based on a fifteen (15), thirty (30), or forty (40) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Rate; provided that, in the case of a Balloon Loan with respect to which Scheduled Monthly Payments are based on a forty (40) year amortization schedule, such Balloon Loan has an original term to maturity of no more than thirty (30) years. The Index for each Adjustable Rate Mortgage Loan is as set forth in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a simple interest loan. No Mortgage Loan is a convertible Mortgage Loan;

w) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by a servicer in accordance with the terms of the Mortgage Note. With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with federal and state law and the terms of the related Mortgage Note or subsequent modifications, if any. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Interim Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller or its agent for any work on a Mortgaged Property which has not been completed;

x) The Mortgaged Property is free of damage and waste and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring or, to the Seller’s knowledge, threatened;

y) The Mortgage and related Mortgage Note contain customary and enforceable (subject to bankruptcy laws and general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. Subsequent to the origination of the related Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding, nor are any such proceedings pending and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 1940;

z) The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable in the secondary mortgage market and to the rating agencies for publicly offered mortgage backed securities and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

aa) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (9) above;

bb) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of the Underwriting Guidelines and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the

Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation was not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FIRREA. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

cc) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the holder thereof to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

dd) The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

ee) The Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Mortgage Loans that are refinancings, and each such statement is and will remain in the Mortgage File;

ff) No Mortgage Loan was made (a) to finance the construction or rehabilitation of a Mortgaged Property or (b) to facilitate the trade-in or exchange of a Mortgaged Property;

gg) There are no Mortgage Loans subject to a primary mortgage guaranty insurance policy;

hh) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation.

ii) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact nor has the Seller neglected to provide the information required by such documents, instruments and agreements. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

jj) Each original Mortgage was recorded or is in the process of being recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. The Assignment of Mortgage, if any, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

kk) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the Purchaser. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

ll) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project conforms to the Underwriting Guidelines;

mm) The source of the down payment, if any, with respect to each Mortgage Loan and, with respect to each purchase money Mortgage Loan, the borrower’s assets, have been fully verified by the Seller as and if required pursuant to the Underwriting Guidelines;

nn) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months except as otherwise required by applicable law;

oo) To the best of Seller’s knowledge, the Mortgaged Property is in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the best of the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

pp) The Seller shall, at its own expense, cause each First Lien Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Servicer for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

qq) Each First Lien Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Issuer or its designee at no cost to the Issuer or its designee or, for each Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

rr) Upon the receipt of the Purchase Price on the related Closing Date, each Mortgage Loan is free and clear of any and all liens, pledges, charges or security interests encumbering such Mortgage Loan;

ss) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio meeting the requirements set forth in the related Commitment;

tt) No mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

uu) No Mortgage Loan shall (a) be subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), (b) include any single premium credit life or accident and health insurance or disability insurance, or (c) contain any term or condition, or involves any loan origination practice, that has been defined as “predatory,” “covered,” or “threshold” under applicable federal, state or local law, or which has been expressly categorized as an “unfair” or “deceptive” term, condition, or practice in any applicable federal, state or local law dealing with “predatory” or “high cost” mortgage lending;

vv) With respect to each Mortgage Loan which is a Second Lien, the related first lien does not permit negative amortization;

ww) No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination;

xx) No Mortgage Loan has an original term to maturity of more than thirty (30) years unless otherwise provided in the Mortgage Loan Schedule;

yy) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

zz) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC;

aaa) No predatory or deceptive lending practices, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan;

bbb) The Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or its agent, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

ccc) Each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law, subject to bankruptcy law and general principals of equity;

ddd) With respect to each Mortgage Loan, a full appraisal (URAR Form 1004) was obtained except that a URAR Form 2055 is used with respect to certain Second Lien Mortgage Loans which meet the requirements in the Underwriting Guidelines;

eee) An automated valuation model was not used in place of a full appraisal in the appraisal process of any Mortgage Loan;

fff) With respect to each Mortgage Loan, the FICO score provided is not a NextGen FICO score;

ggg) No Mortgage Loan is a Mortgage Loan where a party other than the Mortgagor has agreed to make payments to buy-down the rate or amount payable;

hhh) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the Mortgage Loan nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

iii) No Mortgage Loan is a co-op Loan;

jjj) With respect to a Mortgage Loan that is not secured by an interest in a leasehold estate, the Mortgaged Property is a fee simple estate that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the Underwriting Guidelines. No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

kkk) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Custodian;

lll) With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

mmm) The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Issuer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Issuer;

nnn) If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than ten years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee’s interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

ooo) Subsequent to origination of the Mortgage Loan, the Mortgagor has not filed a bankruptcy petition nor has the Mortgagor become the subject of, or consented to (x) the filing of a bankruptcy proceeding against it or (y) a receiver being appointed in respect of the related Mortgaged Property;

ppp) [Reserved];

qqq) Each Mortgage Loan has a non-zero FICO score;

rrr) With respect to any broker fees collected and paid on any of the Mortgage Loans, all broker fees have been properly assessed to the borrower and no claims will arise as to broker fees that are double charged and for which the borrower would be entitled to reimbursement;

sss) No second lien Mortgage Loan is a “home equity line of credit;”

ttt) The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to or less than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of three (3) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such prepayment penalty in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) originator has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a prepayment penalty and prior to the Mortgage Loan’s origination, the Mortgage Loan was available to the Mortgagor with and without the prepayment penalty, (iii) the prepayment penalty was disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

uuu) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan, relying on the borrower’s representation of the borrower’s income in the case of loan programs which did not require verification of the borrower’s income;

vvv) With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) a mortgage loan without such prepayment penalty was available to the borrower at an interest rate and/or fee structure higher than that of the Mortgage Loan, (ii) prior to the loan’s funding, the borrower had the option of obtaining the Mortgage Loan without a requirement for payment of such a prepayment penalty, and (iii) the prepayment penalty is disclosed to the borrower in the loan documents pursuant to applicable state and federal law;

www) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loans;

xxx) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. All points and fees at origination, described in the aggregate and with respect to each component thereof are true, complete and correct as set forth on the Final Mortgage Loan Schedule;

yyy) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

zzz) No Mortgage Loan is classified as a high cost mortgage loan under HOEPA, and no Mortgage Loan is a “high cost home,” “covered,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or a “High Cost Loan” or “Covered Loan” as defined in the current Standard & Poor’s LEVELS® Version 5.6c Glossary Revised, Appendix E or any revision thereof. Any breach of this representation shall be deemed to materially and adversely affect the interests of the owner of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

aaaa) Unless otherwise indicated on the Final Mortgage Loan Schedule, no Mortgage Loan originated on or after October 1, 2002 imposes a prepayment premium for a term in excess of three years. Any Mortgage Loan originated prior to October 1, 2002 will not impose prepayment penalties in excess of five years. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan; and

bbbb) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

cccc) The Mortgage is a “qualified mortgage” (including any participation or certificate of beneficial ownership therein) within the meaning of Section 860G of the Code and Treasury Regulation Section 1.860G-2.

SCHEDULE C

LIBOR CALCULATION

With respect to each Distribution Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Depositor), the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the Certificates. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balances of the Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Distribution Date.

“LIBOR Business Day” means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

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